Exhibit 4

                       KRUPP REALTY LIMITED PARTNERSHIP-V

                    AMENDED AGREEMENT OF LIMITED PARTNERSHIP

         AGREEMENT dated as of the 27th day of July, 1983, by and among The Krupp Corporation, a Massachusetts corporation, and The Krupp Company Limited Partnership-II, a Massachusetts limited partnership, each as a General Partner; The Krupp Company Limited Partnership-II, as the Original Limited Partner; and those Persons who shall thereafter be admitted to the Partnership as Investor Limited Partners. The Original Limited Partner and the Investor Limited Partners are collectively referred to herein as the "Limited Partners" and, together with the General Partners, as the "Partners." Certain other terms used throughout this Agreement are defined in Section 17 hereof.

         WHEREAS, the General partners and the Original Limited Partner have formed a limited partnership (the "Partnership") under an Agreement of Limited Partnership dated as of June 16, 1983 (the "Original Agreement") and the provisions of the Massachusetts Uniform Limited Partnership Act; and

         WHEREAS, the Partners now wish to amend the Original Agreement to provide, among other matters, for the admission of Investor Limited Partners subject to the revised terms and conditions herein specified;

         NOW THEREFORE, the parties thereto agree as follows:

         Section 1. Continuation. The parties agree to continue the Partnership formed pursuant to the Original Agreement and the provisions of the Uniform Limited Partnership Act of the Commonwealth of Massachusetts.

         Section 2. Name and Office. The Partnership shall be conducted under the name and style of "Krupp Realty Limited Partnership-V." The principal office and place of business of the Partnership shall be located at One Liberty Square, Boston, Massachusetts 02109, or at such other place as the General Partners may from time to time determine and specify by written notice to all of the Partners. The Partnership shall at all times maintain in Massachusetts (i) an office at which shall be kept the basic Partnership documents described in
Section 12.2 hereof, and (ii) an agent for service of process selected by the General Partners in accordance with any relevant provisions of the Massachusetts Uniform Limited Partnership Act as then in effect.

         Section 3.  Purposes and Powers.

         3.1 Purposes. The purposes of the Partnership are to acquire, invest in, maintain, operate, lease, improve, hold, encumber, sell, manage and otherwise deal with the Properties of the Partnership.

         3.2 Powers. In furtherance of the above purposes, the Partnership shall have the powers:







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         (a) to acquire, improve, mortgage, holder, sell, exchange, and otherwise deal in Properties situated in any location in the United States and in any real property appurtenant thereto and in interests therein as may be necessary or desirable to carry out the operation, leasing and maintenance of such Properties;

         (b) subject to any applicable statutes and regulations, to borrow money to further the purposes of the Partnership, to issue evidence of indebtedness in respect thereof and to secure the same by mortgage or pledge or grant of lien on or other security interest in a Property or any other assets of the Partnership; and

         (c) to do all things, carry on any activities and enter into, perform modify, supplement or terminate any contracts necessary to, in connection with or incidental to the furtherance of the purposes of the Partnership, all so long as such things, activities and contracts may be lawfully done, carried on or entered into by the Partnership under the laws of the Commonwealth of Massachusetts and the United States of America and under the terms of this Agreement.

         The Partnership shall not engage in any business not provided for in this Section 3.2 without the Consent of a majority in interest of the Investor Limited Partners.

         Section 4. Term. The term of the Partnership commenced upon the filing on June 16, 1983 of the Certificate of Limited Partnership with the Secretary of State of the Commonwealth of Massachusetts, and shall terminate at midnight on December 31, 2020, unless sooner dissolved or terminated as provided in Section 11 hereof.

         Section 5.  Capital Contributions.

         5.1 Contributions of General Partners. The General Partners have contributed in cash in respect of their General Partnership Interests an aggregate of $1,000, in the respective amounts set forth opposite their names in Schedule A hereto. If upon termination of the Partnership, the General Partners have a deficit balance in their Capital Accounts, they shall contribute in the aggregate to the capital of the Partnership an amount equal to the amount, if any, by which one and one-hundredths percent (1.01%) of the total Capital Contributions of the Limited Partners exceeds the total amount of the General Partners' Capital Contributions prior to such termination.

         5.2 Contribution of the Original Limited Partner. The Original Limited Partner has contributed $4,000 in cash in respect of its Original Limited Partnership Interests. The Original Limited Partner shall not be obligated to make any further Capital Contributions to the Partnership.

         5.3 Contributions of Investor Limited Partners. The Investor Limited Partnership Interests in the Partnership shall consist of up to forty thousand (40,000) Units of Investor Limited Partnership Interests which shall initially be held by the Investor Limited Partners who shall be admitted to the Partnership as provided in






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Sections 6.1(b)(3), 7.2 and 7.5 hereof. The Investor Limited Partner or Partners acquiring each such Unit shall contribute One Thousand Dollars ($1,000) per Unit in cash to the capital of the Partnership with respect to such Unit in the manner and subject to the conditions described in the aforesaid Sections. No Investor Limited Partner shall initially acquire or thereafter own a fractional Unit.

         5.4 Capital Accounts. A Capital Account shall be established and maintained for each General Partner and Limited Partner. The Capital Account of each Partner shall be (a) credited with all payments made to the Partnership by such Partner on account of Capital Contributions and with allocations to such Partner of Partnership Profits for Tax Purposes, and (b) charged with allocations to such Partner of Partnership Losses for Tax Purposes and with cash distributions made to such Partner as distributions of Cash Flow or of Net Cash Proceeds of Capital Transactions and the Terminating Capital Transaction, and shall otherwise appropriately reflect transactions of the Partnership and the Partners.

         5.5 Additional Capital Contributions; Interpretation. A Partner shall not be required to make any Capital Contribution, or be entitled to bring an action for partition against the Partnership, or to demand or receive any distribution of or with respect to his Capital Contribution except as is specifically provided under this Agreement. For the purposes of this Section 5.5, a substitute Partner shall be deemed to have made the Capital Contributions to the Partnership which were made by the Partner who such substitute Partner succeeds, and to have received from the Partnership the allocations and distributions received from the Partnership by such former Partner. No loan made by a General Partner or a Limited Partner to the Partnership as permitted by this Agreement shall constitute a Capital Contribution for any purpose.

         Section 6.  General Partners.

         6.1      Extent of Powers and Duties.

         (a) General. Except as expressly limited by the provisions of this Agreement, the General Partners shall have complete and exclusive discretion in the management and control of the affairs and business of the Partnership and all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Partnership. Except as so expressly limited, the General Partners shall possess and enjoy with respect to the Partnership all of the rights and powers of partners of a partnership without limited partners to the extent permitted by Massachusetts law.

         (b)      Powers and Duties.

         (1) General Powers and Duties. The General Partners shall diligently and faithfully exercise their discretion to the best of their ability and use their best efforts during so much of their time as may be necessary to carry out the purpose and conduct the business of the Partnership in accordance with this Agreement and in the best






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interests of the Partnership and so as, consistent therewith, to protect the interests of the Limited Partners as a group. The General Partners shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control, and they shall not employ or permit another Person to employ such funds or assets in any manner except for the exclusive benefit of the Partnership. In particular, the General partners, solely, shall be responsible for and shall use their best efforts and exercise discretion to the best of their ability: (i) to cause properties to be acquired, held, financed and refinanced, and sold, exchanged or otherwise disposed of; (ii) to rent, maintain and operate the Properties so as to comply with the provisions of any mortgage instruments, other indebtedness, and/or regulatory agreements with governmental bodies or agencies relating thereto; (iii) to select and supervise the activities of the real estate management agent(s) for the Partnership including, without limitation, the periodic inspection of the Properties in corder to assure their proper maintenance and repair; (iv) to assure the proper application of revenues of the Partnership; (v) to maintain proper books of account for the Partnership and to prepare all reports of operations and tax returns which are to be furnished to the Partners pursuant to this Agreement or which are required by taxing bodies or other governmental agencies; (vi) to maintain adequate insurance with respect to the properties and any other insurable property of the Partnership pursuant to policies of insurance in form and coverage customary for property similar to the Properties and such other insurable property; and (vii) to assure the doing of all other things which may be necessary or advisable in connection with the supervision of the affairs, business and property of the Partnership.

         (2) Amplification of Powers and Duties. As amplification, and not by way of limitation on the powers expressed herein, the General Partners shall have, subject to the provisions of this Agreement, full power and authority on behalf of the Partnership, in order to carry out and accomplish its purposes and functions: (i) to expend Partnership capital and income; (ii) to purchase, lease, sell, exchange, improve, divide, combine and otherwise transact business with respect to interests in real estate and personal property, and in that connection to employ engineers, contractors, attorneys, accountants, brokers appraisers, and such other consultants, advisors, artisans, and workmen as may be necessary or advisable for the purpose; (iii) to designate depositories of the Partnership's funds, and the terms and conditions of such deposits and drawings thereon; (iv) to borrow money or otherwise to procure extensions of credit for the Partnership, and in connection therewith to execute, seal, acknowledge, and deliver agreements, promissory notes, guaranties and other written documents constituting obligations or evidences of indebtedness, and as security therefor to pledge, hypothecate, mortgage, assign, transfer, or convey mortgages or security interests in the Properties and other assets of the Partnership; (v) to execute and deliver documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, deeds, mortgages, leases and other documents of title or conveyance, regulatory agreements with governmental bodies and agencies, powers of attorney, and other contracts, instruments and agreements of all kinds; (vi) to hold all or any portion of the Properties and other assets of the Partnership in the name of one or more trustees,






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nominees or other agents of or for the Partnership for the purpose of facilitating transactions involving said assets; (vii) to establish reserves for normal repairs, replacements and contingencies and, in their discretion, for any other proper Partnership purpose; and (viii) in general to do all things and execute all documents the General Partners shall deem necessary or convenient to accomplish the purposes of the Partnership, or to protect and preserve the Partnership assets, to the same extent as if they owned such assets individually.

         (3) Admission of Investor Limited Partners. The General Partners shall have the right to admit to the Partnership as Investor Limited Partners such Persons (including a General Partner or the Original Limited Partner) as may acquire the respective Units in consideration of their Capital Contributions to the Partnership pursuant to Section 5.3 hereof, provided (i) that each person so admitted shall, in connection with such acquisition, agree to be bound by the provisions of this Agreement in the manner specified in Section 7.2 hereof and
(ii) that no Investor Limited Partners shall be admitted unless and until the class of Investor Limited Partners has made aggregate Capital Contributions totaling not less than $4,000,000.

         (4) Authority to Enter into Certain Agreements. The General Partners are specifically authorized to enter into the following agreements on behalf of the Partnership, and to pay the following fees and expenses:

                  (i) Commencing with the month of acquisition of any Property, the General Partners are authorized to enter into a property management agreement with respect to such Property. Under any such agreements with a General Partner or any Affiliate of the General Partners, the Partnership shall pay a monthly management fee equal to the amount customarily charged in arm's-length transactions by other firms rendering comparable services for comparable properties in the localities where such Properties are located, but in no event to exceed (i) 5% of the gross receipts from residential properties under management (including all rent-up, leasing, and re-leasing fees and bonuses, and leasing related services, paid to any Person), (ii) 6% of the gross receipts from commercial properties under management if such property management firm provides leasing, re-leasing and leasing related services at its own expense, or (iii) 3% of the gross receipts from commercial properties under management if such property management firm does not provide leasing, re-leasing and leasing related services at its own expense. Such fee shall include, with respect to the Property subject to such agreement, any fees paid to a non-related Person for bookkeeping or property management services. Under any such agreement, the management agent shall agree to perform services in connection with day-to-day operations of the Partnership Property subject to the Agreement including, but not limited to: (i) collection of rent payable under outstanding leases of the Partnership Property; (ii) supervision of the maintenance, repair, remodeling, and refurbishing of the Partnership Property;
(iii) review of rental schedules and recommendations with respect to changes thereto; (iv) employment and supervision of on-site property managers and other property management personnel on behalf of the Partnership, together with the establishment of procedures regarding the






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management of the Partnership Property; (v) negotiation and review of leases with respect to the Partnership Property if the management agent is responsible for leasing, re-leasing and leasing related services; (vi) negotiation and review of maintenance agreements; (vii) review of replacement and working capital reserves and recommendations with respect to changes thereto; (viii) preparation and review of budgets and cash flow projections for the Partnership Property; (ix) periodic physical inspections and market surveys; and (x) determination and implementation of capital improvements.

                  (ii) Subject to the limitations set forth in Section 12.4 hereof, the General Partners are authorized to reimburse the entity or entities which manage any Property pursuant to a management agreement for proper expenditures, obligations and liabilities (including the salaries of on-site property managers and personnel) incurred by such agent in connection with the operation of such Property.

         Any agreements, contracts and arrangements authorized by clauses (i) and (ii) of this Section 6.1(b)(4) may be entered into with a General Partner or an Affiliate of the General Partners subject to the following additional conditions:

                  (A) any such agreements contracts or arrangements shall be embodied in a written contract which precisely describes the subject matter thereof and all compensation to be paid therefor;

                  (B) neither a General Partner (in any capacity other than as General Partner) nor any such Affiliate may act as paying or purchasing agent for the Partnership and no funds of the Partnership may be paid to a General Partner or any such Affiliate by way of reimbursement for Partnership expenses except as permitted by Section 12.4 hereof;

                  (C) any such agreements, contracts or arrangements shall be fully and promptly disclosed to all Partners in the reports provided for in
Section 12.6(a) hereof (stating the compensation paid and to be paid by the Partnership); and

                  (D) any such agreements, contracts or arrangements shall be terminable by either party, without penalty, upon 60 days' prior written notice.

                  (iii) The General Partners are authorized to enter into a Sales Agent Agreement with Smith Barney under which Smith Barney shall agree to act as sales agent for the offering of Units made pursuant to Section 6.1(b)(3) hereof. Pursuant to such Agreement, Smith Barney shall be entitled to receive out of the gross proceeds of such offering the following compensation: (i) a sales commission of $80 for each Unit sold, (ii) a financial consulting fee equal to an additional $10 for each Unit sold, and (iii) reimbursement of the expenses incurred by Smith Barney up to a maximum of $100,000. In addition, Smith Barney shall be entitled under the Sales Agent Agreement to receive out of the Net Cash Proceeds of sales and refinancings of Partnership Properties over the






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life of the Partnership a Subordinated Financial Consulting Fee equal to 7.5% of any Net Cash Proceeds from such sales or refinancings which remain after all distributions of such proceeds have been made to the Partners to the extent necessary to return the Invested Capital of all Partners and to pay to the Investor Limited Partners their Cumulative Return on Investment, provided, however, that in no event shall the maximum amount of the Subordinated Financial Consulting Fee exceed 1.5% of the gross proceeds of the offering of Units.

         (5) Maintenance of Net Worth. The General Partners shall at all times use their best efforts to maintain their combined net worth (including the net worth of the general partners of any partnership which serves as a General Partner including, without limitation, The Krupp Company Limited Partnership-II) at a sufficient level to meet all requirements of the Code under currently applicable rulings, regulations and policies of the Internal Revenue Service and as hereafter interpreted by the Internal Revenue Service, any agency of the federal government or the courts, to permit the Partnership to be classified for federal income tax purposes as a partnership and not as an association taxable as a corporation, and shall, irrespective of such requirements, maintain such combined net worth on a fair market basis at an amount at least equal to $1,000,000.

         (c) Delegation of Powers. Each General Partner, while there are more than one, may act on behalf of the Partnership in connection with any particular matter affecting the Partnership, including the authority to execute notes, deeds, mortgages and other instruments. Except as otherwise provided under this Agreement or by law, the General Partners may delegate all or any of their duties under this Agreement to any of their own respective partners, officers or employees, and in furtherance of such delegation may elect, employ, contract or deal with any Person (including any General Partner or any Affiliate of a General Partner).

         (d) Reliance by Third Parties. No Person dealing with the Partnership, or its assets, whether as mortgagee, assignee, purchaser, lessee, grantee or otherwise, shall be required to investigate the authority of the General Partners, or any General Partner purporting to act in behalf of the other General Partners, in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Partnership Property or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Partnership be required to inquire as to whether the approval of the Partners for any such sale, assignment, lease, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority or any other material fact signed by any General Partner, or in accepting any instrument signed by any General Partner in the name and behalf of the Partnership or the General Partners.

         6.2 Limitations on the Exercise of Powers of General Partners. The General Partners shall have no power to take any action prohibited by this Agreement or by the Massachusetts Uniform Limited Partnership Act. Furthermore, in their administration






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of the Partnership's affairs, the General Partners shall be subject to the following specific limitations:

                  (a) Investment Objectives and Policies. The Partnership's Investment in Properties shall not be less than eighty percent (80%) of the gross proceeds of the Partnership's offering of Units made pursuant to Section 6.1(b)(3) hereof. The Properties to be acquired by the Partnership shall consist primarily of apartment complexes, but may include other types of properties such as office buildings or shopping centers. All of the Properties shall be located in the United States. The Partnership shall not invest in properties under construction or to be constructed, except for expansion or improvement of existing Properties. The Partnership may, however, commit to purchase properties upon their physical completion and at pre-agreed prices or pricing formulas. The Partnership shall not invest in single family residential homes, low income housing or other properties subject to government housing assistance payments, secondary homes, resort or recreational properties, hotels, nursing homes, gaming facilities, mobile home parks or property subject to sale-leaseback transactions involving single tenants. No unimproved or non-income producing property shall be acquired where the aggregate Purchase Price for all such unimproved or non-income producing properties would exceed 10% of the gross proceeds of the offering of Units made pursuant to Section 6.1(b)(3) hereof, and unimproved or non-income producing property shall not be acquired except in amounts and upon terms which can be financed by the net proceeds of the Partnership's offering of Units or by cash flow from operations. On an interim basis, the Partnership may invest its funds either in (i) United States Government securities, other United States Government guaranteed money instruments, certificates of deposit of banks located in the United States having total assets in excess of $100 million, bank repurchase agreements collateralized by securities of the United States Government or governmental agencies, bankers' acceptances, and similar money market investments, or (ii) shares of public investment companies registered with the Securities and Exchange Commission whose assets exceed $50,000,000 and are invested in the foregoing types of investments and held by an independent custodian. The Partnership shall not invest in mortgages, trust deeds or similar obligations, except that the Partnership may advance a portion of the Purchase Price of a Property to the seller in the form of a loan, and except that second mortgages or similar obligations may be taken back from purchases of Properties in connection with the sale thereof by the Partnership. The aggregate Leverage on the Partnership Properties incurred in connection with the acquisition of Properties shall not be less than 60% nor more than 80% of the Purchase Price of all Properties determined on a combined basis. The Partnership shall not redeem or repurchase Units and shall not underwrite the securities of other issuers. The General Partners shall use their best efforts to assure that the Partnership shall not be deemed an investment company as such term is defined in the Investment Company Act of 1940.

         (b) Sales and Leases of Properties from or to the General Partners and their Affiliates. The Partnership shall not purchase, lease or acquire any Property from any General Partner or any Affiliate of any General Partner or any Person in which any






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General Partner or Affiliate has a material interest including, without limitation, any partnership of which any General Partner or Affiliate of a General Partner is a partner. Notwithstanding the foregoing, the General Partners or their Affiliates may purchase Property in their own name, and assume loans in connection therewith and temporarily hold title thereto for the purpose of facilitating the acquisition of such Property or the borrowing of money or obtaining of financing for the Partnership, or completion of construction of the Property, or any other purpose related to the business of the partnership, provided that (i) such Property is purchased by the partnership for a Purchase Price (and related cash investment) no greater than the Purchase Price (and related cash investment) in such property (including, without limitation, equity payments, financing and closing costs) made or agreed to be made by the General Partners or their Affiliates, (ii) there is no difference in interest rates of the loans secured by the Property at the time acquired by the General Partners or their Affiliates and the time acquired by the Partnership, and (iii) no other payment directly or indirectly arising out of such transaction is received by, nor any other benefit conferred upon, any General Partner or Affiliate thereof apart from compensation otherwise permitted by this Agreement. In the event the Partnership is not successful in selling sufficient Units of Investor Limited Partnership Interests to permit the Partnership to make any payments required in connection with obligations or indebtedness incurred by the Partnership in connection with the acquisition of any Property, the Partnership may sell such Property to the General Partners or any Affiliate of the General Partners for a Purchase Price (and related cash investment as described above) not less than the total Purchase Price (and related cash investment) paid by the Partnership for such Property. The General Partners or their Affiliates may lease office or other space in any Property owned by the Partnership; provided, however, that any such lease (i) shall be on terms and conditions no less favorable to the Partnership than those which would have been determined by arm's-length negotiations with a non-affiliated person for comparable space in the area where the Property is located, which determination may be made on the basis of, and shall take into account, the terms, conditions and rentals agreed to by any other tenants of the Property, (ii) shall be terminable on 60 days' prior written notice by the Partnership without penalty, and (iii) shall provide that any rentals from subleases relating thereto which are in excess of the rentals from such lease shall be paid to the Partnership and, provided further, that no more than 15% of the office space of the Partnership Properties shall be leased to the General Partners or their Affiliates. Except as otherwise provided herein, the Partnership shall not sell or lease any Property to any General Partner or any Affiliate of a General Partner.

         (c) Loans to or from the General Partners and their Affiliates. No loans may be made by the Partnership to any General Partner or any Affiliate of a General Partner. A General Partner or any Affiliate of a General Partner may loan funds to the Partnership but only with interest rates and other finance charges and fees not in excess of the amounts that are charged by unrelated banks on comparable loans for the same purpose in the locality of the Property in connection with which the loan was made, and in no event shall the annual interest rate charged on any such loan exceed by more than 2% the then prime rate of such an unrelated local bank. In addition, (i) to the extent that






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the General Partners or their Affiliates shall themselves borrow the funds which they loan to the Partnership, the interest rates and other finance charges charged to the Partnership shall not exceed the corresponding amounts paid by the General Partners or their Affiliates, and (ii) neither any General Partner no any Affiliate of a General Partner shall make loans to the Partnership with a prepayment charge or penalty which is evidenced or secured by either a first or junior or all-inclusive note or mortgage except to the extent that such prepayment charge or penalty is attributable to an underlying encumbrance. Neither any General Partner or Affiliate of a General Partner shall provide permanent financing for the Partnership, and all payments of principal and interest on any financing provided by the General Partners or any Affiliate of a General Partner shall be due and payable within 12 months after the date of the loan. In the event the Partnership utilizes any all-inclusive (or "wrap-around")
note issued by the Partnership to the General Partners or an Affiliate thereof, said note shall provide that the Partnership shall receive credit on its obligation under said note for payments made by the Partnership directly on the underlying encumbrance and that a bank, escrow company or other paying agent shall collect payments (other than amount not to be applied to the underlying encumbrance) on the all-inclusive note and make disbursements therefrom to the holder of the underlying encumbrance prior to making any disbursement to the holder of the all-inclusive note or, in the alternative, all payments on the all-inclusive note and underlying notes shall be made directly by the Partnership. In addition, no General Partner or Affiliate of a General Partner shall receive interest on the amount of the underlying encumbrance included in any all-inclusive note in excess of that payable to the lender on that underlying encumbrance.

         (d) Exchange of Interests for Properties. The Partnership shall not acquire any Property in exchange for Interests in the Partnership.

         (e) Joint Venture Investments. The Partnership shall not make investments in the general or limited partnership interests of any other program, or enter into any joint venture or partnership which owns or operates a particular Property except for (i) any such partnership or venture entered into to facilitate the holding of title to any Property and in which the Partnership holds all or substantially all of the beneficial interest, or (ii) a partnership or joint venture to acquire and hold a Property entered into with a partnership subsequently sponsored by the General Partners or their Affiliates if such other partnership has substantial identical investment objectives and management compensation provisions to those of the Partnership and the investments by the Partnership and such other partnership are on substantially the same terms and conditions, except as result from varying percentage interests in the joint venture. The Partnership shall acquire a controlling interest in any such partnership or venture, and in no event shall any duplicate property management or other fees be paid by the Partnership as a result thereof. For purposes hereof, the term "controlling interest" shall means an interest of not less than 50% in the capital and profits of the joint venture and the inclusion of appropriate provisions in the joint venture agreement or related documents giving the Partnership the joint right to make basic management decisions concerning the sale, leasing, refinancing or expansion of the Property. The Partnership






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may not act indirectly through any such joint venture if the Partnership would be prohibited from doing so directly be reason of restrictions in this Agreement. In the event of a proposed sale of the Property initiated by either joint venture partner, the Partnership must have a right of first refusal to purchase the other party's interest. Finally, in no event shall the Partnership's equity investment in all such joint ventures exceed 50% of the Partnership's total equity investment in all of its Properties.

         (f) Property Appraisals. No Property shall be acquired at a Purchase Price to the Partnership in excess of its value as determined by an appraisal prepared by a competent independent appraiser, which appraisals shall be maintained in the records of the Partnership for not less than five years after the date of acquisition and which shall be available for inspection and duplication by any Partner or his representative at his cost.

         6.3 Liability for Acts or Omissions and Indemnification. No General Partner or Affiliate of a General Partner shall be liable, responsible or accountable in damages to any of the Partners or the Partnership for any act or omission of any General Partner in good faith on behalf of the Partnership and in a manner reasonably believed by such General Partner to be within the scope of the authority granted to the General Partners by this Agreement and in the best interests of the Partnership, except for acts or omissions constituting negligence, misconduct or breach of fiduciary duty. The General Partners and their respective Affiliates shall be entitled to indemnity from the Partnership for any loss, damage, or claim by reason of any act or omission performed or omitted by the General Partners in good faith on behalf of the Partnership and in a manner reasonably believed by the General Partners to be within the scope of the authority granted to the General Partners by this Agreement and in the best interests of the Partnership, except that they shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by reason of negligence, misconduct, or breach of fiduciary duty. Any indemnity under this Section shall be provided out of and to the extent of Partnership assets only, and no Partner shall have or incur any personal liability on account thereof. In no event shall the Partnership assume the cost of any portion of liability insurance which would insure the General Partners for any liability as to which the General Partners are prohibited from being indemnified by the Partnership.

         6.4 Compensation of General Partners. The General Partners shall not, in their capacities as General Partners, receive any salary, fees, profits or distributions except:

                  (a) The General Partners shall be entitled to receive the allocations and distributions which are provided under Section 8 hereof in respect of their General Partnership Interests.

                  (b) Neither the General Partners nor their Affiliates shall receive any Acquisition Fees in connection with the acquisition of Partnership Properties, and the Partnership shall not acquire any Property if the seller of such Property or any other






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Person is paying any real estate brokerage commission or other Acquisition Fees to any Person in connection with such transaction. In no event shall the aggregate of the Acquisition Expenses paid by the Partnership in connection with the acquisition of Partnership Properties exceed one percent (1%) of gross proceeds of the Partnership's offering of Units made pursuant to Section 6.1(b)(3) hereof. Subject to the foregoing limitations and to the additional limitations set forth in Section 12.4 hereof, the General Partners and their Affiliates shall be entitled to receive reimbursement for organizational and offering expenses, Acquisition Expenses respecting the acquisition of Partnership Properties, and other expenses incurred by them in connection with the organization and operation of the Partnership.

                  (c) Upon the sale of any Property, the General Partners shall receive for their actual services in connection with such sale a brokerage fee in an amount equal to three percent (3%) of the contract sales price of the Property, provided that in no event shall (1) any such brokerage fee exceed 50% of the competitive real estate commission in the area where the Property sold is located and, together with any other brokerage fees payable to or by any other Person, exceed 6% of the contract price for the sale of such Property, and (2) any such brokerage fee be paid until after all Investor Limited Partners shall first have received a return of their total Invested Capital and any previously unpaid Cumulative Return on Investment as determined in accordance with Section 8.3(a) Second and Section 8.3(b) Second hereof. If and when such a return has been achieved, any and all brokerage fees previously earned by the General Partners shall be paid by the Partnership to the General Partners prior to any other distributions to the Partners. If the General Partners participate with an independent broker on resale, the aforesaid subordination requirement shall apply only to the commission earned by the General Partners.

         6.5 Other Interests of the General Partners and their Affiliates. Any General Partner and any Affiliate of a General Partner may engage in or possess an interest in other business ventures (unconnected with the Partnership) of every kind and description, independently or with others including, but not limited to, serving as general partner of other partnerships and participating in the real estate business in all of its phases, which shall include, without limitation, ownership, operation, financing, construction, management, syndication and development of real property and which may include properties competitive with any Property. The General Partners will devote such time to the affairs of the Partnership and each other such partnership as they, within their sole discretion, deem necessary for the proper performance of their duties. Neither the Partnership nor the Limited Partners (except for the General Partners and their Affiliates) shall have any rights in and to such independent ventures or the income or profits therefrom by reason of the General Partners' position with the Partnership. Neither the General Partners nor any Affiliate of any General Partner shall be obligated to present any particular investment opportunity to the Partnership even if such opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership, and each of the General Partners and their Affiliates shall have the right to take for its own account (individually or otherwise) or to recommend to others any such particular invest-






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                                                                              13




ment opportunity. Notwithstanding the foregoing, while the Partnership has available uncommitted funds to invest in additional Properties (other than funds of the Partnership which became available because of a Capital Transaction or because of the failure to close on a property acquisition originally allocated to the Partnership), the General Partners shall not commit any real property for investment to their own account or to any non-specified real estate partnership subsequently sponsored by the General Partners or their Affiliates unless the General Partners determine that such property would not be a suitable investment for the Partnership or that the Partnership then has insufficient funds to make such investment. The General Partners shall make such determination on the basis of the investment policies and objectives set forth in Section 6.2(a) hereof. Subject to the other provisions of this Agreement, the Partnership may employ or transact business with any Person, notwithstanding the fact that any Partner or any of his Affiliates may have (or have had) an interest in or connection with such Person, and neither the Partnership nor the other Partners shall have any rights by virtue of this Agreement in or to any income or profits derived therefrom.

         6.6 Other Transactions Involving the General Partners and their Affiliates. Except as specifically permitted by this Agreement, the General Partners are prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with any General Partner or any Affiliate of any General Partner. Such prohibition shall include, without limitation, the following: (a) neither a General Partner nor any such Affiliate shall be given an exclusive right to sell or exclusive employment to sell Property for the Partnership; (b) neither any General Partner nor any such Affiliate shall receive directly or indirectly a commission or fee (except as permitted by Section 6.4 hereof) in connection with the reinvestment of the proceeds of the sale, exchange or refinancing of any Property; and (c) neither any General Partner nor any such Affiliate shall enter into an agreement or contract with the Partnership for the development of any Property or the construction of improvements on any Property. In addition, in connection with any property management or other agreements entered into by the Partnership with any General Partner or any Affiliate of the General Partners, no rebates or "give-ups" may be received by a General Partner or any such Affiliate, nor may the General Partner or any such Affiliate participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of this Agreement.

         Section 7.  Limited Partners.

         7.1 Classes of Limited Partners. There shall be two classes of Limited Partnership Interests, namely, (a) Investor Limited Partnership Interests which shall be acquired and held by the Investor Limited Partners, and (b) Original Limited Partnership Interests which have been acquired and shall be held by the Original Limited Partner. Subject to the provisions of Section 9 of this Agreement, a Withdrawn General Partner, or his estate or legal representatives, may also be treated as a Limited Partner (but not as an Investor or Original Limited Partner) in respect of any Interest formerly held as a General Partner in the manner specified in Section 9.3(b) hereof.






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                                                                              14




         7.2 Requirements for Admission as an Investor Limited Partner. Each Person desiring to become an Investor Limited Partner, except for an assignee desiring to be admitted as a Substitute Limited Partner in accordance with
Section 10 hereof, shall execute and deliver to the General Partners a subscription agreement and such other documents as shall be deemed appropriate by the General Partners. Under such subscription agreement and other documents, such subscriber shall, subject to acceptance of his subscription by the General Partners, execute and agree to be bound by this Agreement. If the General Partner shall accept such subscription, and if, in connection with the offering of Units made pursuant to Section 6.1(b)(3) hereof, subscriptions are received and accepted respecting not less than $4,000,000 of Units (excluding Units subscribed for by the General Partners and their Affiliates and by residents of Texas), the subscribers whose subscriptions are accepted shall be admitted as Investor Limited Partners in accordance with Section 7.5 hereof. The General Partners shall accept or reject each subscription for Units within 30 days after its receipt by the Partnership; if rejected, all subscription payments which accompanied such rejected subscription shall be returned forthwith to the subscriber. No General Partner or Affiliate of a General Partner or any underwriter, dealer or salesman of Units shall directly or indirectly pay or award any finder's fee, commission or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Units; provided, however, that this provision shall not prohibit the normal selling commission payable to a registered broker-dealer or other properly licensed Person for selling Units.

         7.3 Absence of Control Over Partnership Business. The Limited Partners hereby consent to the exercise by the General Partners of the powers conferred on them by this Agreement. No Limited Partner (except one who may also be a General Partner, and then only in his capacity as General Partner) shall participate in or have any control over the Partnership business or have any right or authority to act for or to bind the Partnership. No Limited Partner shall have the right to have the Partnership dissolved and liquidated or to have his Capital Contribution returned except as provided in this Agreement.

         7.4 Limited Liability. The liability of each Limited Partner in his capacity as a Limited Partner shall be limited to the amount of the Capital Contributions as described in Sections 5.2 and 5.3 hereof. Except as may otherwise be required by law, no Limited Partner shall, in his capacity as Limited Partner, have any further obligations to the Partnership or be required to contribute any capital or loan any funds to the Partnership.

         7.5 Admission of Investor and Substitute Limited Partners. Each Investor Limited Partner shall become a Partner simultaneously with the filing of the first amendment of the Certificate of Limited Partnership which shall reflect the respective name, address and Capital Contribution of such Investor Limited Partner. The General Partners shall prepare and file the first amendment to the Certificate of Limited Partnership admitting Investor Limited Partners to the Partnership within 15 days after a successful completion of the minimum offering of $4,000,000 of Units, as specified in






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                                                                              15




Section 7.2 hereof. Thereafter, the General Partners shall prepare and file from time to time during the initial offering of Units, and in any event not less frequently than each month during such offering period, and promptly upon the completion thereof, further amendments to admit additional Investor Limited Partners whose subscriptions for Units shall have been accepted by the General Partners. Until they are admitted into the Partnership through the filing of an amendment to the Certificate of Limited Partnership, the subscribers will not be Partners but instead will be creditors of the Partnership entitled to a return of their respective subscription payments in the event they are not admitted as Investor Limited Partners. Following the completion of the initial offering of Units, the General Partners shall prepare and file not less often than quarterly, as specified in Section 10.3 hereof, further amendments to the Certificate of Limited Partnership to reflect the admission of Substitute Limited Partners admitted to the Partnership in accordance with Section 10 hereof.

         Section 8.  Allocations and Distributions.

         8.1      Allocations of Profits or Losses for Tax Purposes.

         (a) Operating Profits or Losses. Prior to the admission of any Investor Limited Partner, the Profits or Losses for Tax Purposes of the Partnership shall be allocated to the Original Limited Partner and the General Partners in proportion to their respective Capital Contributions. Commencing with the first day of the month in which the initial admission of an Investor Limited Partner occurs, the Profits or Losses for Tax Purposes of the Partnership, other than Profits or Losses of the Partnership arising from a Capital Transaction and the Terminating Capital Transaction, for each fiscal year (or portion thereof in the case of the initial fiscal year in which any Investor Limited Partner shall be admitted) shall be determined as of the end of such fiscal year, or portion thereof, and allocated among the classes comprised of the Investor Limited Partners, the Original Limited Partner, and the General Partners as follows: such profits for Tax Purposes shall be allocated in the same proportions as distributions of Cash Flow are made pursuant to Section 8.2(b) hereof, or, in the event no Cash Flow is then available for distribution, in the respective proportions in which Cash Flow would have been distributed under that Section if then available in the amount of such Profits; such Losses shall be allocated ninety-nine percent (99%) of the class comprised of the Investor Limited Partners, and one percent (1%) to the class comprised of the General Partners.

         (b) Profits for Tax Purposes from a Capital Transaction. The Profits for Tax Purposes of the Partnership arising from a Capital Transaction shall be allocated as follows:

                  First, to the class comprised of the Investor Limited Partners to the extent of cash distributions pursuant to Section 8.3(a) First attributable to the return of Invested Capital;







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                                                                              16




                  Second, to the class comprised of the Investor Limited Partners to the extent of cash distributions pursuant to Section 8.3(a) Second attributable to payment of the Cumulative Return on Investment;

                  Third, to the classes comprised of the Original Limited Partner and the General Partners to the extent of cash distributions pursuant to
Section 8.3(a) Third attributable to the return of Invested Capital; and

                  Fourth, until such time as the class comprised of the Investor Limited Partners shall have received a return of its total Invested Capital plus the Cumulative Return on Investment required by Section 8.3(a) Second, any remaining Profits for Tax Purposes shall be allocated ninety-nine percent (99%) to the class comprised of the Investor Limited Partners, and one percent (1%) to the class comprised of the General Partners; and subsequent to such time as the class comprised of the Investor Limited Partners shall have received a return of its total Invested Capital plus such Cumulative Return on Investment, any remaining Profits shall be allocated sixty-five percent (65%) to the class comprised of the Investor Limited Partners, twenty-eight percent (28%) to the class comprised of the Original Limited Partner, and seven percent (7%) to the class comprised to the General Partners.

         Notwithstanding anything in this Section 8.1(b) to the contrary, the class comprise of the General Partners shall be allocated, to the extent no otherwise allocated, at least one percent (1%) of all Profits for Tax Purposes allocated pursuant to this Section 8.1(b).

         (c) Profits for Tax Purposes from the Terminating Capital Transaction. Subsequent to the charging to Capital Accounts of (i) all distributions of Cash Flow pursuant to Section 8.2 and (ii) and the Net Cash Proceeds of any Capital Transactions distributed pursuant to Section 8.3(a), but prior to charging to Capital Accounts of the Net Cash Proceeds of the Terminating Capital Transaction distributed pursuant to Section 8.3(b) and as set forth in Section 8.4 (with regard to the allocations within the classes of Partners), the Profits for Tax Purposes arising from such Terminating Capital Transaction and the winding up of the affairs of the Partnership shall be allocated among the Partners (treating the classes comprised of the Investor Limited Partners, the Original Limited Partner, and the General Partners as separate classes for such allocation) as follows:

                  First, to each class of Partners (without preference over any other class of Partners) in the amount as to each class equal to (or if less than, in proportion to) the aggregate of the then negative balances (if any) in the Capital Accounts of the Partners of such class;

                  Second, to the class comprised of the Investor Limited Partners until such class shall have been allocated an amount of Profits equal to the Cumulative Return on Investment in respect of all fiscal years of the Partnership from the initial admission of the Investor Limited Partners through the most recent fiscal year completed prior to the






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                                                                              17




Terminating Capital Transaction, less the sum of (i) all amounts of Cash Flow whenever distributed to such class pursuant to Section 8.2(b) First, and (ii) all amounts of cash whenever distributed to such class pursuant to Section 8.3(a) Second arising from prior Capital Transactions;

                  Third, to the class comprised of the Investor Limited Partners until such class has been allocated an amount of Profits equal to its unreturned Invested Capital;

                  Fourth, to the class comprised of the Original Limited Partner and the General Partners until each such class has been allocated an amount of Profits equal to its unreturned Invested Capital; and

                  Fifth, any remaining Profits shall be allocated sixty-five percent (65%) to the class comprised of the Investor Limited Partners, twenty-eight per cent (28%) to the class comprised of the Original Limited Partner, and seven percent (7%) to the class comprised of the General Partners.

         Notwithstanding anything in this Section 8.1(c) to the contrary, the class comprised of the General Partners shall be allocated, to the extent not otherwise allocated, at least one percent (1%) of all Profits for Tax Purposes arising from the Terminating Capital Transaction. Any such allocation shall be treated for all purposes as though it were otherwise receivable by the General Partners under this Section.

         (d) Losses for Tax Purposes from a Capital Transaction. All Losses for Tax Purposes attributable to a Capital Transaction shall be allocated ninety-nine percent (99%) to the class comprised of the Investor Limited Partners, and one percent (1%) to the class comprised of the General Partners.

         (e) Losses for Tax Purposes from the Terminating Capital Transaction. Losses for Tax Purposes attributable to the Terminating Capital Transaction and the winding-up of the affairs of the Partnership shall be allocated to the Partners to the extent of, and any excess in proportion to, the positive balances in their Capital Accounts (adjusted as though the Partnership's fiscal year ended immediately prior to the event giving rise to such Losses).

         Notwithstanding anything in this Section 8.1(e) to the contrary, the class comprises of the General Partners shall be allocated, to the extent not otherwise allocated, at least one percent (1%) of all Losses for Tax Purposes allocated pursuant to this Section 8.1(a). Any such allocation shall be treated for all purposes as though it were otherwise allocable to the General Partners under this Section.

         8.2      Cash Flow of the Partnership.

         (a) "Cash Flow". The term "Cash Flow" of the Partnership for a particular fiscal year shall include all Profits or Losses for Tax Purposes from the operation of the






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                                                                              18




Partnership for such fiscal year, excluding Profits or Losses for Tax Purposes for such fiscal year arising from a Capital Transaction or the Terminating Capital Transaction, and shall be determined by adjusting such Profits or Losses (to the extent not otherwise adjusted) as follows:

                  (1) Depreciation of buildings, improvements and personal property shall not be considered a deduction;

                  (2) Amortization of any item for which there is not an associated cash payment shall not be considered a deduction;

                  (3) Principal and interest payments on a mortgage or other loan payable by the Partnership shall be considered deductions;

                  (4) Principal payments on all conditional sales contracts and other secured obligations shall be considered a deduction;

                  (5) If the General Partners shall so determine, reasonable reserves established in accordance with generally accepted accounting principles shall be deducted to provide for replacements, improvements, capital improvements or any other contingency of the Partnership;

                  (6) Any amounts paid by the Partnership for capital expenditures or replacements (and not withdrawn from a reserve fund established for such purpose) shall be considered a deduction;

                  (7) Amounts equal to accounts payable and accrued items payable at the close of the Partnership fiscal year, to the extent not already deducted in calculating Profits or Losses for Tax Purposes, shall be considered a deduction;

                  (8) Amounts required to maintain reasonable working capital reserves shall be considered a deduction;

                  (9) The reimbursement and fees payable to the General Partners hereunder shall be considered a deduction, whether or not then payable to the General Partners;

                  (10) Property management fees and reimbursement paid to property managers shall be considered a deduction;

                  (11) Capital Contributions to the Partnership and the Net Cash Proceeds of any Capital Transaction or the Terminating Capital Transaction shall not be included in Cash Flow of the Partnership and payments made from such sources of funds shall be excluded in determining Cash Flow of the Partnership; and







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                                                                              19




                  (12) Any other cash receipts from the operation of the Partnership not properly includable in Profits or Losses for Tax Purposes, and any amounts released from operating reserve accounts described in this Section 8.2(a) and available for distribution, shall be included in Cash Flow of the Partnership.

         (b) Cash Flow Distributions. Within 45 days after the completion of the first half of each of the Partnership's fiscal years, commencing with the first fiscal year in which any Investor Limited Partner shall be admitted to the Partnership, the Partnership will make a distribution of Cash Flow to the Partners, which distribution will be based upon an estimate by the General Partners of the Partnership's total Cash Flow for such year. Within 90 days after the end of each fiscal year, the Partnership's Cash Flow for such year will be determined and, after giving effect to the amount of Cash Flow previously distributed, the remainder will then be distributed to the Partners. Each such distribution of Cash Flow will be described in a Cash Flow statement distributed as required by Section 12.6(a) hereof. Each distribution of Cash Flow of the Partnership shall be made in the manner and amounts as follows:

                  First, for years ending prior to the year in which the class comprised of the Investor Limited Partners shall have received a return of its total Invested Capital, plus the Cumulative Return on Investment required by either Section 8.3(a) Second or 8.3(b) Second, ninety-three percent (93%) to the class comprised of the Investor Limited Partners, six percent (6%) to the class comprised of the Original Limited Partner, and one percent (1%) to the class comprised of the General Partners; and

                  Second, for years commencing with the year in which the class comprised of the Investor Limited Partners shall have received a return of its total Invested Capital plus such Cumulative Return on Investment, sixty-five percent (65%) to the class comprised of the Investor Limited Partners, twenty-eight percent (28%) to the class comprised of the Original Limited Partner, and seven percent (7%) to the class comprised of the General Partners.

         8.3 Proceeds of Capital Transactions and the Terminating Capital Transactions.

         (a) Capital Transaction Proceeds. All cash which is determined by the General Partners to be available for distribution as a result of a Capital Transaction and any cash other than Cash Flow distributable pursuant to Section 8.2(b), and other than proceeds of the Terminating Cash Transaction distributable pursuant to Section 8.3(b), shall first be applied to the payment of all debts and liabilities of the Partnership then due (or required by any lender or creditor to be repaid on account of the event referred to in this
Section 8.3(a) which makes such cash available), including any fees and expenses then payable pursuant to Section 6.4 hereof but excluding any Subordinated Financial Consulting Fee, and then to fund reserves for contingent liabilities (including fees then earned but not yet payable pursuant to Section 6.4 hereof, but excluding any Subordinated Financial Consulting Fee) to the extent deemed reasonable by the General Partners, provided, that at the expiration of such period of time as the General Partners






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                                                                              20




shall deem advisable, the balance of such reserves remaining after payment (or other satisfaction) of such contingencies shall be distributed in the manner hereinafter set forth in this Section 8.3(a). The remaining Net Cash Proceeds, if any, shall then be distributed as follows:

                  First, to the class comprised of the Investor Limited Partners until such class has received a return on its total Invested Capital;

                  Second, to the class comprised of the Investor Limited Partners until such class shall have received an amount which, when added to the sum of (i) all amounts of Cash Flow whenever distributed to such class pursuant to Section 8.2(b) First, and (ii) all amounts of cash distributed to such class pursuant to this Section 8.3(a) Second (which distributions were made due to a prior Cash Transaction) equals the amount which such class would have received, in the aggregate, if it had received the Cumulative Return on Investment in respect of all fiscal years of the Partnership from the initial admission of the Investor Limited Partners through the most recent fiscal year completed prior to the Cash Transaction giving rise to the distribution made pursuant to this clause Second;

                  Third, to the classes comprised of the Original Limited Partner and the General Partners until each such class has received a return of its total Invested Capital;

                  Fourth, to Smith Barney to the extent of any Subordinated Financial Consulting Fee then due; and

                  Fifth, any remaining Net Cash Proceeds shall be distributed sixty-five (65%) to the class comprised of the Investor Limited Partners, twenty-eight percent (28%) to the class comprised of the Original Limited Partner, and seven percent (7%) to the class comprised of the General Partners.

         Notwithstanding anything in this Section 8.3(a) to the contrary, the class comprised of General Partners shall be entitled to receive, to the extent not otherwise entitled, at least one percent (1%) of all Net Cash Proceeds arising from a Capital Transaction. Any such distribution shall be treated for all purposes as though it were otherwise distributable to the General Partners under this Section.

         (b) Terminating Capital Transaction Proceeds. All cash available from a Terminating Capital Transaction and the winding up of the affairs of the Partnership which is determined by the General Partners to be available for distribution shall first be applied to the payment of all debts and liabilities of the Partnership then due (or required by any lender or creditor to be repaid on account of the event referred to in this Section 8.3(b) which makes such cash available), including the fees and expenses payable pursuant to Section 6.4 hereof but excluding any Subordinated Financial Consulting Fee, and then to fund such reserves for contingent liabilities (including fees then earned but not yet payable pursuant to Section 6.4 hereof, but excluding any Subordinated Financial






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                                                                              21




Consulting Fee) to the extent deemed reasonable by the General Partners, provided, that at the expiration of such period of time as the General Partners shall deem advisable, the balance of such reserves remaining after payment (or other satisfaction) of such contingencies shall be distributed in the manner hereinafter set forth in this Section 8.3(b). The remaining Net Cash Reserves, if any, shall then be distributed as follows:

                  First, to each class Partners in the amount as to each class equal to (or if less than, in proportion to) the aggregate of the then positive balances (if any) in the Capital Accounts of the Partners of such class;

                  Second, to the class comprised of the Investor Limited Partners until such class shall have received an amount which, when added to the sum of (i) all amounts of Cash Flow whenever distributed to such class pursuant to Section 8.2(b) First, and (ii) all amounts of cash whenever distributed to such class pursuant to Section 8.3(a) Second arising from Capital Transactions, equals the amount which such class would have received, in the aggregate, if it had received the Cumulative Return on Investment in respect of all fiscal years of the Partnership from the initial admission of the Investor Limited Partners through the most recent fiscal year completed prior to the Terminating Capital Transaction;

                  Third, to the class comprised of the Investor Limited Partners until such class has received a return on its total Invested Capital;

                  Fourth, to the classes comprised of the Original Limited Partner and the General Partners until each such class has received a return of its total Invested Capital; and

                  Fifth, any remaining Net Cash Proceeds shall be distributed sixty-five (65%) to the class comprised of the Investor Limited Partners, twenty-eight percent (28%) to the class comprised of the Original Limited Partner, and seven percent (7%) to the class comprised of the General Partners.

         Notwithstanding anything in this Section 8.3(b) to the contrary, (i) Smith Barney shall be paid its Subordinated Financial Consulting Fee to the extent then due immediately after the class comprised of Investor Limited Partners has received an amount of cash equal to its Cumulative Return on Investment plus a return of its Invested Capital and after the classes comprised of the Original Limited Partner and the General Partners, respectively, have received a return of their Invested Capital, and immediately before any other distributions of cash are made pursuant to Section 8.3(b), and (ii) the General Partners shall be entitled to receive, to the extent not otherwise entitled, at least one percent (1%) of all Net Cash Proceeds arising from the Terminating Capital Transaction. Any such distribution to the General Partners shall be treated for all purposes as though it were otherwise distributable to the General Partners under this Section.







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                                                                              22




         8.4      Allocations and Distributions Within Classes of Partners.

         (a) Subject to the provisions of Section 8.4(c) hereof, which shall govern with respect to allocations of Profits or Losses from normal operations and distributions of Cash Flow derived from the Partnership's operations during any fiscal year in which any Investor Limited Partner shall initially be admitted to the Partnership, and to allocation (if appropriate) to the Partners in accordance with their respective Capital Accounts of Profits and Net Cash Proceeds from the Terminating Cash Transaction pursuant to Sections 8.1(c) First and 8.3(b) First, all Profits or Losses for Tax Purposes of the Partnership allocated to, and distributions of cash made to, the classes of Partners consisting of the Investor Limited Partners and the General Partners shall be allocated among the respective members of such classes as follows: (i) among the Investor Limited Partners, in proportion to their respective number of Units; and (ii) among the General Partners, in proportion to their respective Invested Capital. All distribution of Cash Flow of Net Cash Proceeds from Cash Transactions and the Terminating Capital Transactions which are distributable to the Investor Limited Partners shall be made to the Investor Limited Partners or (their respective assignees) of record on the dates such distributions are made. Except for allocations of Profits or Losses for Tax Purposes from normal operations which are allocated in accordance with Section 8.4(d) hereof, all allocations of Profits or Losses shall be made to the Investor Limited Partners (or their respective assignees) of record entitled to receive any corresponding distributions of cash.

         (b) All Profits or Losses for Tax Purposes allocated to, and distributions of cash made to, the Partners shall be credited or charged, as the case may be, to their Capital Accounts as of the date as of which such Profits or Losses for Tax Purposes are allocated and the date as of which distributions of cash are made. All distributions made to the Partners pursuant to the provisions of Section 8.2 hereof shall be treated as having been made and charged to their respective Capital Accounts prior to the allocation of Profits or Losses for Tax Purposes pursuant to Section 8.1(a); distributions under
Section 8.3(a) shall be treated as having been made and charged to their respective Capital Accounts prior to the allocation of Profits or Losses for Tax Purposes pursuant to Section 8.1(b) First; distributions under Section 8.3(b) shall be treated as having been made and charged to their respective Capital Accounts after the allocation of Profits or Losses for Tax Purposes pursuant to
Section 8.1(c) and after the allocation of Losses for Tax Purposes pursuant to
Section 8.1(e); and all cash distributions pursuant to Sections 8.2(b) and 8.3(a) shall be treated as having been made and charged to their respective Capital Accounts prior to the allocation of Losses for Tax Purposes pursuant to
Section 8.1(d) and Section 8.1(e). The Profits or Losses for Tax Purposes of the Partnership allocated among the Partners pursuant to Section 8.1(a) shall be credited or charged to their respective Capital Accounts prior to the allocation of Profits or Losses for Tax Purposes of the Partnership pursuant to Sections 8.1(b), (c) and (d).

         (c) All Profits or Losses for Tax Purposes which are allocated to the class of Investor Limited Partners pursuant to Section 8.1(a) hereof, and all distributions, if any, of Cash Flow made to the class of Investor Limited Partners pursuant to Section 8.2(b)






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                                                                              23




hereof, shall, to the extent such allocations or distributions are based upon the Partnership's operations during any fiscal year in which Investor Limited Partners are initially admitted to the Partnership, be allocated among Investor Limited Partners as follows. First, each such fiscal year shall be divided into twelve segments of one month each, and the operations of the Partnership shall be deemed as having occurred on a pro rata basis over each of such twelve segments irrespective of the actual operations of the Partnership during any given month. Second, each Investor Limited Partner who was admitted to the Partnership prior to the commencement of such fiscal year shall be deemed to have held his respective Units during each of such twelve segments, and each Investor Limited Partner who was admitted to the Partnership during such fiscal year shall be deemed to have held his respective Units during the appropriate number of such segments as shall commence with the first day of the month in which his respective admission to the Partnership as an Investor Limited Partner occurred. Third, all Profits or Losses which are allocated to the class of Investor Limited Partners pursuant to Section 8.1(a) hereof, and all distributions, if any, of Cash Flow made to the class of Investor Limited Partners pursuant to Section 8.1(b) hereof, shall, to the extent such allocations or distributions are based upon the Partnership's operations during such fiscal year, be allocated among the Investor Limited Partners in proportion to the respective products produced by multiplying (i) their respective number of Units by (ii) the respective number of segments of such year in which such Units were held.

         (d) Upon the transfer of a Partnership Interest, which shall be deemed to have occurred as set forth below, the transferor and transferee shall be allocated a pro rata share of the Partnership's Profits or Losses for Tax Purposes from normal operations (which shall exclude Profits or Losses from Cash Transactions or the Terminating Capital Transaction, which shall be allocated in accordance with Section 8.4(a) hereof). Each item of income, gain, cost, deduction or credit entering into the computation of Profits or Losses from normal operations shall be pro-rated for the fiscal year in which the transfer occurs, and such pro-ration between the transferor and the transferee shall be based on the portion of the fiscal year that the transferred Partnership Interest was held by the transferor and transferee, respectively. Such pro-ration shall be based upon dividing each fiscal year of the Partnership into twelve even segments of one month each and without regard to the actual operations of the Partnership during any specified month, as specified in
Section 8.4(c) hereof. For the purpose of such allocations, such transfer shall be deemed to have been made on the first day of the month following which written evidence respecting the assignment is received by the Partnership in form satisfactory to the General Partners or, if such date shall not be permitted for allocation purposes under the Code, on the nearest date otherwise permitted under the Code.

         8.5 Return of Partners, Capital Contributions. All Partners shall look solely to the assets of the Partnership for the return of their respective Capital Contributions or any other distributions with respect to their Partnership Interests. If the assets remaining after payment or discharge, or provisions for payment or discharge, of its debt and liabilities are insufficient to return the Capital Contributions or to make any other distributions to the Partners, no Partner shall have any recourse against the personal






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                                                                              24




assets of any other Partner for that purpose, except to the limited extent set forth in Section 6.3 hereof.

         8.6 Reinvestment of Cash Flows and Net Cash Proceeds. The Partnership shall not invest Cash Flow in Properties. No Net Cash Proceeds of a Cash Transaction or the Terminating Capital Transaction may be reinvested by the Partnership except for the Net Cash Proceeds of a Capital Transaction which occurs in the two year period following the completion of the offering of Units. In the event of such Capital Transaction, the General Partners may elect, in their sole discretion based upon real estate market conditions then in effect, either to distribute all or any portion of such Net Cash Proceeds to the Partners or to reinvest such Net Cash Proceeds in reserves or in one or more Properties. Notwithstanding the foregoing, if such a Cash Transaction shall create any federal or state income tax liability for the Investor Limited Partners, no such Net Cash Proceeds shall be reinvested unless sufficient such Net Cash Proceeds are distributed to the Investor Limited Partners to pay any such federal or state income taxes (assuming the Investor Limited Partners are taxable at a 40% rate on ordinary income and a 16% rate on capital gains).

         8.7 Return of Uninvested Capital Contributions. In the event that any portion of the Investor Limited Partners' Capital Contributions derived from offering of Units is not invested or committed for investment by the Partnership within 24 months from the date on which such public offering of Units commenced (except for any amounts utilized to pay expenses of the Partnership and amounts set aside for reserves), such portion of Capital Contributions shall promptly be distributed to the Investor Limited Partners by the Partnership as a return of capital. For the purpose of this Agreement, funds will be deemed to have been committed to investment and will not be returned to the Investor Limited Partners to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings were at any time executed but not terminated during the aforesaid 24 month period, regardless of whether any such investment is or is not ultimately consummated, and to the extent any funds have been reserved to make contingent payments in connection with any property, regardless of whether any such payments are or are not ultimately made. In the event that any Investor Limited Partners' Capital Contributions shall be returned pursuant to this Section, the respective Capital Contributions (and Invested Capital) of such Partners shall thereupon be deemed to have been reduced by the amount of such distribution.

         Section 9.  Withdrawal of General Partners.

         9.1 Voluntary Withdrawal. Any General Partner may Voluntarily Withdraw as a General Partner from the Partnership at any time provided that (a) the Partnership shall have received the opinion of Counsel to the Partnership to the effect that such Withdrawal will not constitute a termination of the Partnership or otherwise materially adversely affect the status of the Partnership for federal income tax purposes and (b) if the General Partner proposing to withdraw is then the sole General Partner, or if such






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                                                                              25




Voluntary Withdrawal shall require the admission of a new General Partner in order to preserve the status of the Partnership as a partnership for federal income tax purposes, a new General Partner shall have been selected who, or which, (i) shall have stated willingness to be admitted, (ii) shall satisfy the then applicable provisions of the Code and any applicable procedures, regulations, rules and rulings (including published private rulings) thereunder, including applicable net worth requirements so that the Partnership shall be classified as a partnership for tax purposes, and (iii) shall have received the specific written consent of any remaining General Partner, of the Original Limited Partner, and of Investor Limited Partners holding not less than two-thirds of the Units with respect to such admission. Notwithstanding the foregoing, in no event shall either The Krupp Corporation or The Krupp Company Limited Partnership-II Voluntarily Withdraw as a General Partner from the Partnership prior to December 31, 1985.

         9.2 Involuntary Withdrawal. A General Partner shall be deemed Involuntarily Withdrawn as a General Partner from the Partnership upon the occurrence of any of the following events: (a) in the case of The Krupp Company Limited Partnership-II or an additional or Substitute General Partner which is a partnership, upon the death, physical or mental incapacity (as determined by certificate of a licensed physician), dissolution or bankruptcy of all general partners of such partnership, (b) in the case of The Krupp Corporation or an additional of Substitute General Partner which is a corporation, the filing of a certificate of dissolution, or its equivalent, for such General Partner or the revocation of its charter, (c) the removal of the General Partner to a vote of the Limited Partners made in accordance with Section 13 of this Agreement, (d) the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, or an adjudication of bankruptcy, or (e) any other event which constitutes an event of withdrawal under the Massachusetts Uniform Limited Partnership Act as then in effect.

         9.3      Consequences of Withdrawal.

         (a) Upon the Withdrawal of any General Partner, the Withdrawn General Partner or his estate or legal representatives shall be entitled to receive from the Partnership (i) any positive balance in his or its Capital Account (as adjusted to the date of such Withdrawal), (ii) any amounts due and owing to it or him by the Partnership less any amounts due and owing by it or him to the Partnership, and (iii) the remaining balance, if any, of fees payable as and when due pursuant to this Agreement or any other written agreements between the Partnership and such General Partner in his capacity as General Partner; however, the Withdrawn General Partner shall not be entitled to any such fees which had not yet been earned by him prior to his Withdrawal. The right of a General Partner, his estate or legal representatives to payment of said amounts and fees shall be subject to any claim for damages which the Partnership or any Partner may have against such General Partner, his estate or legal representatives if such Withdrawal is in contravention of this Agreement.


         (b) Each General Partner hereby covenants and agrees, in the event of his Withdrawal, to transfer to a Substitute General Partner selected as provided in Section






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                                                                              26




9.5 hereof or to the remaining General Partner or General Partners, such portion, if any, of his General Partnership Interest as may be required to assure that the Partnership will meet the minimum general partnership interest requirement for the continued treatment of the Partnership as a partnership under the then applicable provisions of the Code and any applicable procedures, regulations, rules and rulings (including published private rulings) thereunder. Any such transfer will be made in consideration of the payment by the Substitute General Partner or the remaining General Partner or Partners to the Withdrawn General Partner, his estate or legal representatives, of the fair market value of such interest. Such payments shall be in addition to any amounts payable pursuant to Section 9.3(a) hereof by the Partnership. Any portion of such Withdrawn General Partner's Interest which is not required to be transferred as aforesaid may be retained by such Withdrawn General Partner, or his estate or legal representatives as appropriate. Such Withdrawn General Partner, or his estate or legal representatives, shall be treated as a Limited Partner in the Partnership in respect to any such retained Interest.

         (c) If the Withdrawal of a General Partner shall occur as part of a removal and replacement of such General Partner effected in accordance with
Section 13 hereof, the provisions of said Section 13 shall govern to the extent (if any) that the provisions of said Section 13 are inconsistent with the provisions of this Section 9.3.

         9.4 Liability of Withdrawn General Partner. If the business of the Partnership is continued after Withdrawal of a General Partner, the Withdrawn General Partner, his estate and legal representatives shall remain liable for all obligations and liabilities incurred by him while a General Partner and for which he was liable as a General Partner but shall be free of any obligations or liability incurred on account of or arising from the activities of the Partnership from and after the time such Withdrawal shall have become effective.

         9.5      Continuation of Partnership Business.

         (a) Procedure if there is a Remaining General Partner. Upon the Withdrawal of a General Partner, the remaining General Partner or Partners, if any, shall promptly notify the Limited Partners of such Withdrawal. The remaining General Partner or Partners may elect to continue the Partnership business. If at any time The Krupp Company Limited Partnership-II or a successor General Partner with substantial net worth shall Withdraw as a General Partner, the remaining General Partners or Partner may (but shall not be obligated to), propose for admission a Substitute General Partner or General Partners, unless a Substitute General Partner shall have already been proposed by the Investor Limited Partners pursuant to Section 13 hereof. Any such proposed Substitute General Partner shall, with the specific written consent of the other General Partners, of the Original Limited Partner, and of Investor Limited Partners holding not less than two-thirds of the Units, become a Substitute General Partner upon his or its execution of this Agreement.







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                                                                              27




         (b) Procedure if there is no Remaining General Partner. If, following the Withdrawal of a General Partner, there is no remaining General Partner or Substitute General Partner, any Investor Limited Partner may notify the other Limited Partners of such circumstances and may propose for admission a Substitute General Partner, unless a Substitute General Partner shall have already been proposed by the Investor Limited Partner pursuant to Section 13 hereof. Any Substitute General Partner proposed by such Investor Limited Partner pursuant to this Section 9.5(b) or Section 13.2 hereof, shall, with the specific written consent of Investor Limited Partners holding not less than two-thirds of the Units, become a Substitute General Partner upon his or its execution of this Agreement and may thereupon elect to continue the Partnership business. If no Substitute General Partner has received the consent of Investor Limited Partners holding not less than two-thirds of the Units, executed this Agreement, and elected to continue the Partnership business within one-hundred eighty (180) days from the date of the last remaining General Partner's Withdrawal, then the Partnership shall thereupon Terminate.

         Section 10.  Assignment of Limited Partnership Interests.

         10.1 Withdrawal of a Limited Partner. Subject to compliance with this Agreement, an Original or Investor Limited Partner may withdraw from the Partnership only by assigning or otherwise transferring his or its Interest as specified in this Section 10. The withdrawal of a Limited Partner shall not dissolve or terminate the Partnership. In the event of a Limited Partner's withdrawal because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such withdrawn Limited Partner shall be deemed to be the assignee of such withdrawn Limited Partner's Interest and may become a Substitute Limited Partner upon compliance with the provisions of Section 10.3 hereof.

         10.2 Assignment. Except as provided in Section 10.4 below, any Limited Partner may Assign all or any part of his Limited Partnership Interests, provided such Limited Partner shall file with the Partnership, in form satisfactory to the General Partners, a duly executed counterpart of the instrument making such Assignment and such instrument (a) evidences the written acceptance by the assignee of all of the terms and provisions of this Agreement,
(b) represents that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws), and (c) is accompanied by a fee of not in excess of $50.00 to reimburse the Partnership for its costs respecting the Assignment.

         10.3 Substitution. An assignee of a Limited Partnership Interest assigned in accordance with the provisions of Section 10.1 or 10.2 hereof shall become a Substitute Limited Partner of the same class as his assignor if:

         (a) the General Partners, in their sole discretion, shall consent in writing to such substitution (which consent may be withheld);







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                                                                              28




         (b) such assignee executes an instrument reasonably satisfactory to the General Partners accepting and adopting the terms and provisions of this Agreement; and

         (c) in the case of Assignments other than by operation of law, the assignor states his intention in writing to have his assignee become a Substitute Limited Partner.

         If all of the conditions of Sections 10.2 and 10.3 shall have been met, the assignee of a Unit shall become a Substitute Limited Partner on the date as of which the General Partners consent in writing to his admission to the Partnership as a Substitute Limited Partner, which consent shall be evidenced by the filing of an amendment to the Certificate of Limited Partnership listing the name of such Substitute Limited Partner. Such an amendment shall be filed no later than 15 days after the completion of any fiscal quarter of the Partnership in which an Assignment has occurred which will give rise to the admission of a Substitute Limited Partner.

         An assignee of a Limited Partnership Interest who does not become a Substitute Limited Partner in accordance with this Section 10.3 and who desires to make a further Assignment of his Interest shall be subject to all the provisions of Sections 10.2, 10.3 and 10.4 hereof, to the same extent and in the same manner as any Limited Partner of his class desiring to make an Assignment of his Interest. Failure or refusal of the General Partners to admit an assignee as a Substitute Limited Partner shall in no way affect the right of such assignee to receive the share of the Profits or Losses for Tax Purposes and distributions of Cash Flow and Net Cash Proceeds to which his predecessor in interest would have been entitled in accordance with Section 8 hereof.

         10.4 Prohibited Assignment. Unless in each of the following instances the General Partners shall give their written consent, no Units may be Assigned or otherwise transferred:

         (a) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

         (b) to any Person not permitted to be a transferee under law including, in particular but without limitation, applicable state securities laws which generally provide that, except in the case of a transfer by gift, inheritance, intra-family transfer, or family dissolution, each transferee of Units must acquire not less than five Units, and that following a transfer of less than all his Units, each transferor must retain a sufficient number of Units to satisfy the minimum investment standards applicable to his initial purchase of Units;

         (c) in the case of a proposed assignment of Units, to any assignee if such assignee would hold after such Assignment a fraction of a Unit; or







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                                                                              29




         (d) to any Person if, in the opinion of Counsel to the Partnership, such transfer would result in the termination under the Code of the Partnership's taxable year or of its status as a partnership.

         Any such attempted Assignment without the express written consent of the General Partners shall be void and ineffectual and shall not bind the Partnership. In the case of a proposed Assignment which is prohibited solely under clause (d) above, however, the Partnership shall be obligated to permit such Assignment to become effective if and when, in the opinion of Counsel to the Partnership, such Assignment would not longer have either of the adverse consequences under the Code which are specified in that clause.

         10.5 Status of an Assigning Limited Partner. Any Limited Partner who shall Assign all of his Interest shall cease to be a Limited Partner of the Partnership, and shall not longer have any of the rights or privileges of a Limited Partner, except that unless and until a Substitute Limited Partner is admitted in his stead, such assigning Limited Partner shall retain the statutory rights of an assignor of a limited partnership interest under the Massachusetts Uniform Limited Partnership Act.

         Section 11.  Dissolution and Winding-up.

         11.1 Events Causing Dissolution. The Partnership shall be dissolved and its affairs would up on the first to occur of the following:

         (a) the Withdrawal of any General Partner, unless the remaining General Partner or Partners, if any, or a Substitute General Partner admitted in accordance with Section 9.5 or Section 13 hereof, agree to continue the Partnership business pursuant to Section 9.5; or

         (b) an election to dissolve the Partnership made in writing by the General Partners with the Consent of a majority in interest of the Investor Limited Partners, or, subject to compliance with Section 13 hereof, made by a majority in interest of the Investor Limited Partners without action by the General Partners; or

         (c) the sale or other disposition of all or substantially all of the assets of the Partnership unless the General Partners elect to continue the Partnership business for the purpose of receipt and collection of a note and payments thereon or the collection of any other consideration to be received in exchange for the assets of the Partnership (which activities shall be deemed to be a part of the Terminating Capital Transaction and the winding up of the affairs of the Partnership); and

         (d)      the expiration of the Partnership term; or







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                                                                              30




         (e) any other event which causes the dissolution and/or winding up of the Partnership under the Massachusetts Uniform Limited Partnership Act to the extent not otherwise provided herein.

         11.2 Distributions Upon Dissolution. Upon the dissolution of the Partnership, the General Partners, or if there is none, such other Person required by law to wind up the Partnership's affairs, shall proceed with the liquidation of the Partnership (including, without limitation, the sale or other disposition of any remaining Properties and cancellation of the Certificate of Limited Partnership), and the net proceeds of such liquidation shall be applied and distributed in accordance with the provisions of Section 8.3(b) hereof. During the period of dissolution and winding up of the Partnership, the General Partners or any Person performing such actions may exercise all of the powers granted to the General Partners herein, and they may adopt such plan, method or procedures as they may deem reasonable in order to effectuate an orderly winding up. If the General Partners shall perform the foregoing functions, they shall be compensated therefor as provided in Section 6.4 and 8 hereof, and if such functions shall be performed by Persons other than the General Partners, such Persons shall be entitled to reasonable compensation from the Partnership for their services.

         Section 12.  Fiscal Matters.

         12.1 Title to Property and Bank Accounts. Except to the extent that trustees, nominees or other agents are utilized as specified in Section 6.1(b)(2) hereof, the Properties and other assets of the Partnership shall be held in the name of the Partnership. The funds of the Partnership shall be deposited in the name of the Partnership in such bank account or accounts as shall be designated by the General Partners, and withdrawals therefrom shall be made upon the signature of any General Partner or such Person or Persons as shall be designated in writing by an General Partner. The funds of the Partnership shall not be commingled with the funds of any other Person.

         12.2 Maintenance of and Access to Basic Partnership Documents. The General Partners shall maintain at the Partnership's principal office in Massachusetts the following documents: (i) a current list of the full name and last known business address of each Partner set forth in alphabetical order,
(ii) a copy of the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate or any such amendment has been executed, (iii) copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three most recent years, and (iv) copies of this Agreement as then if effect and of any financial statements of the Partnership for the three most recent years. Such documents are subject to inspection and copying at the reasonable request, and at the expense, of any Partner during ordinary business hours. In addition, the Partnership will furnish a list of names and addresses of all Limited Partners, together with their respective Capital Contributions, to any Limited Partner who makes a written request therefor to the Partnership, provided such Partner shall pay the cost of reproducing and






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                                                                              31




delivering such list. Except to the extent requested by any Limited Partner, the General Partners shall have no obligation to deliver or mail a copy of the Partnership's Certificate of Limited Partnership or any amendment thereto to the Limited Partners. Each Limited Partner shall also have the right to obtain from the General Partners from time to time upon reasonable demand: (i) true and full information regarding the status of the business and financial condition of the Partnership, (ii) promptly after becoming available, a copy of the Partnership's federal, state and local income tax returns for each year, and (iii) other information regarding the affairs of the Partnership as is just and reasonable.

         12.3 Financial Books and Accounting. The General Partners shall keep or cause to be kept complete and accurate financial books with respect to the Partnership's business. Such books shall be kept on an accrual basis and the Profits or Losses for Tax Purposes of the Partnership shall be determined for each fiscal year in accordance with accounting methods followed for federal income tax purposes and otherwise in accordance with generally accepted accounting principles applied in a consistent manner. Except as otherwise provided herein, whenever a proportionate part of the Profits or Losses for Tax Purposes of the Partnership is credited or charged to a Partner's Capital Account, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses shall be considered either credited or charged, as the case may be, and every item of credit or tax preference related to such Profits or Losses and applicable to the period during which such Profits or Losses were realized shall be allocated to such Capital Account in the same proportion.

         12.4 Partnership Expenses. No reimbursement shall be permitted to the General Partners or any of their Affiliates for services which the General Partners or any such Affiliate are entitled to compensation by way of a separate fee. The Partnership shall reimburse the General Partners for organizational and offering expenses incurred by the General Partners, provided that in no event shall the amount of organizational and offering expenses paid directly or indirectly by the Partnership exceed 4.0% of the Capital Contributions received by the Partnership as a result of its offering of Units. For purposes hereof, "organizational and offering expenses" shall mean those expenses incurred in connection with, and in preparing the Partnership for, qualification under the federal and state securities laws and subsequently offering and distributing the Units to the public, except for sales commissions and financial consulting fees paid by the Partnership to Smith Barney in connection with the offering of Units. Except for organizational and offering expenses, the Partnership shall not reimburse the General Partners or their Affiliates except for reimbursement of the actual cost to the General Partners or their Affiliates of goods and materials used for or by the Partnership and obtained from Persons unaffiliated with the General Partners and their Affiliates; provided, however, the General Partners and their Affiliates may receive reimbursement for the administrative services necessary to the prudent operation of the Partnership, such as legal, accounting, computer, transfer agent and other services which could be performed directly for the Partnership by independent parties. The amounts charged to the Partnership for such administrative services will not exceed the lesser of (i) the actual costs to the General Partners or their Affiliates, or (ii) those which the Partnership would






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                                                                              32




be required to pay to independent parties for comparable services in the same or comparable geographic locations. As part of the Partnership's annual report to the Limited Partners, an itemized breakdown will be included of such reimbursements, all of which shall be verified by the Accountants. Subject to the foregoing, the Partnership shall pay all expenses (which expenses shall be billed directly to the Partnership) of the Partnership which may include but are not limited to: (i) all costs of personnel (excluding rent or depreciation, utilities, capital equipment, and other administrative items) employed full- or part-time by the Partnership and involved in the business of the Partnership and allocated pro rata to their services performed on behalf of the Partnership, including Persons who may also be officers or employees of the General Partners or their Affiliates (other than Controlling Persons); (ii) all costs of borrowed money, taxes and assessments on Partnership Properties and other taxes applicable to the Partnership; (iii) legal, audit, accounting, brokerage and other fees; (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an Interest in the Partnership or in connection with the business of the Partnership; (v) fees and expenses paid to independent contractors, mortgage bankers, brokers and services, leasing agents, consultants, on-site property managers and other property management personnel, real estate brokers, insurance brokers and other agents; (vi) expenses in connection with the disposition, replacement, alteration, repair, remodeling, refurbishment, leasing, refinancing and operation of Partnership Properties (including the costs and expenses of foreclosures, insurance premiums, real estate brokerage and leasing commissions and of maintenance of such property);
(vii) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership; (viii) expenses in connection with distributions made by Partnership to, and communications and bookkeeping and clerical work necessary in maintaining relations with Limited Partners, including the costs of printing and mailing to such Persons evidences of ownership of Units and reports of meetings of the Partnership, and of preparation of proxy statements and solicitations of proxies in connection therewith; (ix) expenses in connection with preparing and mailing reports required to be furnished to Limited Partners for investor, tax reporting or other purposes, or which reports the General Partners deem the furnishing thereof to Limited Partners to be in the best interest of the Partnership; (x) accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the Partnership; and (xi) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, refinancing or other disposition of Partnership Properties. Other than as specifically described above in this Section 6.4 hereof, the Partnership shall not pay the General Partners for any other items generally considered to be the General Partners' overhead and expenses.

         12.5 Fiscal Year. Except as may otherwise be determined from time to time by the General Partners, the Partnership's fiscal year for federal income tax and financial reporting purposes shall end on December 31 of each year.








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                                                                              33




         12.6     Reports, Accounting Decisions and Federal Tax Elections.

                  (a)      Reports to Limited Partners.

                           (1) Quarterly Reports. Within 45 days after the end
of the first three quarters of each fiscal year, the General Partners shall send to each Person who was a Limited Partner at any time during the quarter the ended (i) a balance sheet (which need not be audited), (ii) a statement of operations (which need not be audited), (iii) a Cash Flow statement (which need not be audited), (iv) a statement describing (A) any new agreement, contract or arrangement required to be reported by Section 6.1(b)(4), and (B) the amount of all fees and other compensation and distributions paid by the Partnership for such quarter to any General Partner or any Affiliate of any General Partner, (v) a report in narrative form summarizing the status of the Partnership's investments, (vi) until the Capital Contributions to Partnership derived from the initial offering of Units shall be fully invested, a special report of real property acquisitions including (A) a description of the Properties purchased,
(B) a description of the geographic locale and of the market upon which the success of operations is dependent, (C) the date of appraisal and amount thereof, (D) the actual purchase price and terms, (E) the cash expended from Capital Contributions to acquire each Property, and (F) the amount of Capital Contributions which then remains unexpended, stated in terms of both dollar amount and percentage of the total amount of Capital Contributions derived from the initial offering of Units, (vii) a report of the activities of the Partnership during such fiscal quarter, and (viii) if the Partnership is then required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, a copy of each such report.

                           (2) Annual Reports. Within 90 days after the end of
each fiscal year, the General Partners shall send to each Person who was a Limited Partner at any time during the fiscal year then ended a report in narrative form summarizing the status of the Partnership's investments and containing (i) a balance sheet as of the end of such fiscal year and statements of operations, Partners' equity and changes in financial position for such fiscal year, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Accountants, (ii) a Cash Flow statement (which need not be audited), (iii) a report summarizing the fees and other remuneration paid by the Partnership for such fiscal year to any General Partner of any Affiliates of any General Partner, and (iv) a statement (which need not be audited) showing the Cash Flow and Net Cash Proceeds from any Cash Transaction or Terminating Capital Transaction distributed per Unit to the Investor Limited Partners during such fiscal year. Such report shall separately identify (to the extent then applicable) distributions from (a) cash flow from operations during the period,
(b) cash flow from operations during a prior period which had been held as reserves, (c) Net Cash Proceeds arising from disposition or refinancing of property and investments, (d) lease payments on net leases with builders and sellers, and (e) reserves from the gross proceeds of the offering of Units originally obtained from the Investor Limited Partners. Until the Capital Contributions of the Partnership derived from the offering of Units shall be fully invested, the annual report shall also contain a






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                                                                              34




special report of real property acquisitions containing the information specified above for quarterly reports.

                  (b) Tax Returns and Tax Information. The General Partners shall:

                           (i) have the Accountants prepare the tax returns
(federal, state and local, if any) of the Partnership for each fiscal year within 75 days after the end of each calendar year in which such fiscal year was completed; and

                           (ii) deliver to each Partner within 75 days after the
end of each calendar year the information necessary to prepare his federal income tax return, and a state tax return to the extent required in each state where the Partnership then owns a Property, for the calendar year during which such fiscal year was completed.

                  (c) Accounting decisions. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partners in accordance with the accounting methods adopted by the Partnership for federal income tax purposes and otherwise in accordance with generally accepted accounting principles and procedures applied in a consistent manner. Such decisions must be acceptable to the Accountants, and the General Partners may rely upon the advice of such Accountants as to whether such decisions are in accordance with generally accepted accounting principles.

                  (d) Federal Tax Elections. The Partnership, in the sole discretion of the General Partners, may make elections for federal tax purposes as follows:

                           (i) In case of a transfer of all or part of the
Partnership Interest of a Partner, the Partnership, in the absolute discretion of the General Partners, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law) and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee.

                           (ii) All other elections, including but not limited
to the adoption of accelerated depreciation or cost recovery methods, required or permitted to be made by the Partnership under the Code shall be made by the General Partners in such manner as will, in the opinion of the Accountants, be most advantageous to a majority in interest of the Limited Partners. The Partnership shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for real estate taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

                  (e) Reports to Federal and State Authorities. The General Partners shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under then






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                                                                              35




current applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Limited Partner shall be provided with a copy of any such report upon request without expense to him.

         Section 13.  Meetings and Voting Rights of Investor Limited Partners.

         13.1     Meetings.

                  (a) Meetings of the Investor Limited Partners for any purpose may be called by the General Partners and shall be called by the General Partners upon receipt of a request in writing signed by 10% or more in interest of the Investor Limited Partners. Notice of any such meeting shall be sent within ten days after receipt of such request. Such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon at the meeting. Such meeting shall be held at the principal office of the Partnership or at such other place as may be designated by the General Partners or, if called upon the request of Investor Limited Partners, as designated by such Investor Limited Partners. In addition, upon receipt of a request in writing signed by 10% or more in interest of the Investor Limited Partners, the General Partners shall submit any matter (upon which the Investor Limited Partners are entitled to act) to the Investor Limited Partners for a vote by written Consent without a meeting.

                  (b) A notice of any such meeting shall be given either personally or by mail, not less than 15 days nor more than 60 days before the date of the meeting, to each Investor Limited Partners at his record address, or as such address which he may have furnished in writing to the General Partners. Such notice shall be in writing, and shall state the place, date and hour of the meeting, and shall indicate that it is being issued at or by the direction of the Partner or Partners calling the meeting. The notice shall state the purpose or purposes of the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of a majority in interest of the Investor Limited Partners shall constitute a quorum at all meetings of the Investor Limited Partners; provided, however, that if there is no such quorum, holders of a majority in interest of such Investor Limited Partners so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No notice of the time, place or purpose of any meeting of Investor Limited Partners need be given to any Investor Limited Partner who attends in person or is represented by proxy (except when an Investor Limited Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened), or to any Investor Limited Partner entitled to such notice who, in writing, has executed and filed with the records of the meeting, either before or after the time thereof, waiver of such notice.

                  (c) For the purpose of determining the Investor Limited Partners entitled to vote on, or to vote at, any meeting of the Partnership or any adjournment






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                                                                              36




thereof, the General Partners or the Investor Limited Partners requesting such meeting may fix, in advance, a date as the record date for any such determination of Investor Limited Partners. Such date shall not be more than 50 days nor less than ten days before any such meeting.

                  (d) An Investor Limited Partners shall be entitled to cast one vote for each Unit which he owns: (i) at a meeting, in person, by written proxy or by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partners (or the Investor Limited Partners calling the meeting) prior to such meeting, or (ii) without a meeting, by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partners (or the Investor Limited Partners soliciting such vote) prior to the date upon which the votes of Investor Limited Partners are to be counted. Any Investor Limited Partners may waive notice of or attendance at any meeting of the Investor Limited Partners and may attend by telephone or any other electronic communication device or may execute a signed written consent. Only the votes of Investor Limited Partners of record on a record date, if established pursuant to clause (c) above, whether at a meeting or otherwise, shall be counted. The laws of the Commonwealth of Massachusetts pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by Investor Limited Partners.

                  (e) At each meeting of Investor Limited Partners, the Investor Limited Partners present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions hereof.

         13.2 Voting Rights of Investor Limited Partners. Subject to Section 13.3, a majority in interest of the Investor Limited Partners, without the concurrence of the General Partners or the Original Limited Partner, may (a) amend this Agreement, subject to the provisions of Section 14 hereof and to the conditions that such amendment (i) may not in any manner allow the Limited Partners to take part in the control of the Partnership's business and (ii) may not, without the consent of the General Partner affected, alter the rights, powers and duties of such General Partner as set forth herein, (b) terminate the Partnership, (c) remove any General Partner and elect a replacement therefor (provided that the admission of such replacement as a General Partner shall be specifically consented to in writing by Investor Limited Partners holding not less than two-thirds of the total Units), or (d) approve or disapprove the sale of all or substantially all the assets of the Partnership. For purposes of exercising such rights, the Investor Limited Partners shall be treated as one class, with the respective rights of each Limited Partner in such class to be determined in accordance with the proportion which his respective United represent of the total Units held by all Investor Limited Partners at the relevant time, provided that the Units held by the General Partners or their Affiliates shall not be voted and shall be deemed not to be outstanding for purposes of calculating applicable percentage requirements.







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                                                                              37




         13.3 Conditions to Action by Investor Limited Partner. The rights of the Investor Limited Partners pursuant to Section 13.2 hereof shall not be effective or be exercised in any manner unless and until (a) the Partnership has received an opinion of counsel, which counsel is satisfactory to a majority in interest of the Investor Limited Partners, as to the legality of such action, and (b) either (i) the Partnership has received an opinion of counsel, which counsel is satisfactory to a majority in interest of the Investor Limited Partners, that such action may be effected without subject the Investor Limited Partners to liability as general partners under the Massachusetts Uniform Limited Partnership Act or under the laws of such other jurisdictions in which the Partnership is qualified or owns a Property, or (ii) a Massachusetts court having appropriate jurisdiction has entered a judgment to the foregoing effect, and (c) either (i) the Partnership has received an opinion of counsel, which counsel is satisfactory to a majority in interest of the Investor Limited Partners, that such action may be effected without changing the Partnership's status for tax purposes or (ii) either a court having appropriate jurisdiction has entered a judgment, or the Internal Revenue Service has issued a ruling, to the foregoing effect. For purposes of this Section 13.3, counsel will be deemed satisfactory to the Investor Limited Partners if proposed by the General Partners and affirmatively approved in writing within 45 days by a majority in interest of the Investor Limited Partners; provided that if the holders of 10% of more of the Investor Limited Partnership Interests propose counsel for this purpose, such proposed counsel, and not counsel proposed by the General Partners, shall be submitted for such approval by the Investment Limited Partners.

         13.4 Valuation of Interest of General Partner. In the event of removal of any General Partner pursuant to Section 13.2 hereof, its Interest as a General Partner in the Partnership shall be appraised by two independent appraisers, one selected by the removed General Partner and one by the Investor Limited Partners. In the event that such two appraisers are unable to agree on the value of the removed General Partners' Interest, they shall jointly appoint a third independent appraiser whose determination shall be final and binding. The Partnership shall pay the removed General Partner for the value of its Interest as so determined by delivery of a promissory note bearing interest at the then prime rate of The First National Bank of Boston, with interest payable annually in cash and principal payable from any cash thereafter received by the Partnership from the sale or refinancing of Partnership Properties and prior to any distribution being made to the Partners pursuant to Section 8.3 of this Agreement. Any amounts received pursuant to this Section 13.4 shall constitute complete and full discharge for all amounts owing to the removed General Partner on account of its Interest in the Partnership. For purposes of this Section 13.4, the independent appraiser selected by the Investor Limited Partners shall be selected in the following manner: a list of three qualified MAI (Member of Appraisal Institute) appraisers shall be obtained (by a General Partner not being removed) from the Boston chapter of the American Institute of Real Estate Appraisers and one of said three appraisers shall be selected by random number and proposed by such General Partner for selection by the Investor Limited Partners. Such appraiser shall be deemed selected by the Investor Limited Partners unless objected






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                                                                              38




to in writing by a majority in interest of the Investor Limited Partners within 45 days after notification thereof is sent in writing by such General Partner.

         Section 14.  Amendments.

         (a) In addition to the right of the Investor Limited Partners to amend this Agreement pursuant to Section 13 hereof, the General Partners may propose an amendment to this Agreement. The General Partners shall submit to all of the Partners in writing the text of any such proposed amendment to this Agreement and a statement by the General Partners of the purpose of any such amendment. The General Partners may include in any submission a statement of the view of the General Partners as to the proposed amendment. Upon the Consent of the General Partners, of the Original Limited Partner, and of a majority in interest of the Investor Limited Partners, such amendment shall take effect, except that no such amendment shall increase the liability of any Partner or adversely affect any Partner's share of distributions of cash or allocations of Profits or Losses for Tax Purposes of the Partnership without in each case the approval of the Partner involved, and except that all the Investor Limited Partners must approve any amendment of this Section 14. A written approval may not be withdrawn or voided once it is filed with the General Partners.

         (b) In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the General Partners without the consent of any of the Limited Partners: (i) to add to the representations, duties or obligations of the General Partners or surrender any right or power granted to the General Partners herein, for the benefit of the Limited Partners;
(ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (iii) to preserve the status of the Partnership as a "partnership" for federal income tax purposes; (iv) to delete or add any provision of this Agreement required to be so deleted or added by the Staff of the Securities and Exchange Commission or other federal agency or by a state "Blue Sky" commissioner or similar such official, which addition or deletion is deemed by such Commission, agency or official to be for the benefit or protection of the Limited Partners; or (v) to permit the Units to fall within any exclusion from the definition of "plan assets" contained in Section 2550.401b-(1) of Title 29 of the Code of Federal Regulations.

         Section 15.  Power of Attorney.

         (a) Appointment. Each of the Investor Limited Partners hereby makes, constitutes, and appoints the General Partners of the Partnership and each of them, and each person who shall hereafter become a General Partner during the term of the Partnership and any continuation of the Partnership pursuant to
Section 9.5 and Section 11, with full power of substitution, the true and lawful attorney-in-fact of, and






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                                                                              39




in the name, place and stead of, such Limited Partner, with the power from time to time to execute, acknowledge, make, swear to, verify, deliver, record and/or publish:

         (i) this Agreement of Limited Partnership and the Certificate of Limited Partnership under the laws of the Commonwealth of Massachusetts or any other jurisdiction, that may be required by this Agreement or by the laws of Massachusetts or any other jurisdiction, any subsequent amendment to this Agreement and the Certificate of Limited Partnership (including, but not limited to, amendments reflecting the addition of any signatory hereto as a Partner, or any admission or substitution of other Partners, or reflecting the Capital Contribution made by any signatory hereto or by any other Partner), or any other document required from time to time to admit a Partner, to effect the substitution of a Partner, or to effect the substitution of any Limited Partner's assignee as a Limited Partner;

         (ii) any other document required to reflect any action of the Partners duly taken in the manner provided for in this Agreement, whether or not such Limited Partner voted in favor of or otherwise Consented to such action;

         (iii) any other instrument, certificate or document which may be required by any regulatory agency, laws of the United States, any state, or any other jurisdiction in which the Partnership is doing or intends to do business or which the General Partners deem advisable to file or record, provided such instrument, certificate or document is not inconsistent with the terms of this Agreement as then in effect;

         (iv) any certificate of dissolution or cancellation of the Certificate of Limited Partnership that may be necessary upon the termination of the Partnership; and

         (v) any instrument or papers required to continue or terminate the business of the Partnership pursuant to Sections 9.5 and 11 hereof;

provided that no General Partner shall take any action as attorney-in-fact for any Limited Partner which could in any way increase the liability of such Limited Partner beyond the liability expressly set forth in this Agreement or alter the rights of Investor Limited Partners under Section 8 of this Agreement, unless (in either case) the Limited Partner has given a Power of Attorney to a General Partner expressly for such purpose.

         (b)      Amendments to Agreement and Certificate.

                  (i) Each of the Investor Limited Partners is aware that the terms of this Agreement permit certain amendments of this Agreement to be effected and certain other actions to be taken or omitted by, or with respect to, the Partnership, in each case with the approval of less than all the Investor Limited Partners if a specified percentage of the partners shall have voted in favor of, or otherwise Consented to, such action. If, as, and when:







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                                                                              40




                           (A) an amendment to this Agreement is proposed or an
action is proposed to be taken or omitted by, or with respect to, the Partnership which requires, under the terms of this Agreement, the Consent of a specified percentage in interest (but less than all) of the Partners;

                           (B) Partners holding the percentage of interests
specified in this Agreement as being required for such amendment or action have Consented to such amendment or action in the manner contemplated by this Agreement; and

                           (C) a Limited Partner has failed or refused to
Consent to such amendment or action (hereinafter referred to as a "non-consenting Limited Partner"), then each non-consenting Limited Partner agrees that each attorney-in-fact specified in Section 15(a) above, with full power of substitution, is hereby authorized and empowered to execute, acknowledge, make, swear to, verify, deliver, record, file and/or publish, for and in behalf of such non-consenting Limited Partner, and in his name, place and stead, any and all instruments and documents which may be necessary or appropriate to permit such amendment to be lawfully made or action lawfully taken or omitted. Each consenting and non-consenting Limited Partner is fully aware that he and each other Limited Partner have executed this special power of attorney and that each Limited Partner will rely on the effectiveness of such powers with a view to the orderly administration of the Partnership's affairs.

                  (ii) Any amendment to this Agreement (and to the Certificate of Limited Partnership) substituting a Limited Partner, or adding a Limited or General Partner, may be signed by any General Partner and by the Person to be substituted as a Limited Partner, or added as a Limited or General Partner. Any amendment reflecting the determination of the remaining General Partner or Partners to continue the business of the Partnership upon the Withdrawal of a General Partner need be signed only by one General Partner. The execution of any such amendment on behalf of a Limited Partner or any proposed substitute or added Limited Partner may be effected by his attorney-in-fact.

         (c)  Power Coupled With an Interest.  The foregoing grant of authority:

                  (i) is a special power of attorney coupled with an interest in favor of the General Partners and as such shall be irrevocable and shall survive the death or insanity of each Limited Partner;

                  (ii) may be exercised for each Limited Partner by a signature of any General Partner of the Partnership or by listing the names of all of the Investor Limited Partners, including such Limited Partner, and executing any instrument with a single signature of any General Partner acting as attorney-in-fact for all of them; and

                  (iii) shall survive the Assignment by any Limited Partner of the whole or any portion of his Interest, except that, where the assignee of the whole thereof has






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                                                                              41




furnished a power of attorney and has been approved by the General Partners for admission to the Partnership as a Substitute Limited Partner, this power of attorney shall survive such Assignment with respect to the assignor for the sole purpose of enabling a General Partner to execute, acknowledge and file any instrument necessary to effect such substitution and shall thereafter terminate with respect to any Partner who assigns his entire Interest.

         (d) Power of Attorney by Substitute Investor Limited Partners. A similar power of attorney shall be one of the instruments which the General Partners shall require an assignee of a Limited Partner to execute as a condition to the admission of such assignee as a Substitute Limited Partner.

         Section 16.  General Provisions.

         16.1 Notices, Approvals and Consents. All notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same, and shall be deemed to have been given when the same are (a) deposited in the United States mail and sent by first class mail, postage prepaid, or (b) delivered. In each case, said mailing or delivering shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Partnership:

                  (i) If to the Partnership or any General Partner, at the principal office of the Partnership;

                  (ii) If to the Original Limited Partner, at the address set forth in Schedule A hereto or to such other addresses as may be designated by notice from such Partner; and

                  (iii) If to an Investor Limited Partner, at the address set forth in Schedule A hereto or to such other address as may be designated by notice from such Partner given in the manner hereby specified.

         16.2 Further Assurances. The Partners will execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

         16.3 Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of the provisions thereof.

         16.4 Binding Effect. Except to the extent required under the Massachusetts Uniform Limited Partnership Act and for fees, rights to reimbursement, and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Partnership.






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                                                                              42




         16.5 Separability. If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

         16.6 Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter and supersedes all prior contemporaneous agreements and understandings of the parties in connection therewith which conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect or be effective to interpret, change or restrict the express provisions of this Agreement.

         16.7 Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of Massachusetts.

         16.8 Counterparts. This Agreement may be signed by each party hereto upon a separate copy (including, in the case of the Investor Limited Partners, a separate subscription agreement or signature page executed by one or more such Partners), in which event all such copies shall constitute a single counterpart of this Agreement. However, no counterpart shall be binding unless accepted by one or more of the General Partners, which acceptance shall be evidenced by the filing of the Certificate of Limited Partnership or an appropriate amendment thereto.

         16.9 HUD Controls and Provisions. So long as any of the Partnership Properties shall be subject to a mortgage held or insured by the Secretary of Housing and Urban Development ("Secretary") (a "HUD Regulated Property"), or so long as the Secretary shall have any interest in a HUD Regulated Property, the following provisions and controls shall not be altered or amended without the written consent of the Secretary:

                  A. All applicable regulations, rules, restrictions and procedures of the Department of Housing and Urban Development ("HUD") (all of such regulations, rules, restrictions and procedures being herein called "HUD Regulations"), including, without limitation, any provisions contained in any applicable Regulatory Agreement, shall control each HUD Regulated Property hereunder, and in the event any provision of this Partnership Agreement shall be in conflict with any of the HUD Regulations, this Partnership Agreement shall be deemed amended to conform with the HUD Regulations in every way.

                  B. In no event shall any action be taken under this Partnership which relates to any HUD Regulated Property unless the same shall conform in all respects with all applicable HUD Regulations.

                  C. In no event shall any Person be permitted to acquire any interest in any HUD Regulated Property, whether as a Partner or otherwise, except in conformity with all applicable HUD Regulations.

                  D. No payment in excess of any allowed management fee, and no "Distributions" (as defined by HUD) shall be made to anyone based upon operations of a HUD Regulated Property except from "Surplus Cash" (as defined by HUD), and no reimbursement for expenses based upon operations of a HUD Regulated Property will be allowed except in conformity with HUD Regulations.

                  E. Except as permitted by the Secretary under applicable HUD Regulations the Partnership shall engage in no business except as set forth in
Section 3 hereof.

                  F. Upon termination of the Partnership, no title or right to possession and control of any HUD Regulated Property, and no right to collect the rents therefrom, shall pass to any Person who is not bound by the Regulatory Agreement respecting such HUD Regulated Property in an manner satisfactory to the Secretary.

                  G. The General Partners are specifically authorized:

                           (i) to deal with HUD and to comply with all of its
requirements, including the submission of such financial and other data as may from time to time be required by HUD;

                           (ii) to enter into such regulatory and other
agreements as may be required by HUD; and

                           (iii) any one of the General Partners is authorized
to execute and deliver to the Secretary any note, mortgage, regulatory or other agreement required by the HUD Regulations in accordance with the transfer of a HUD Regulated Property to the Partnership and to execute and to deliver any document, instrument or report which may at any time be required by HUD Regulations.

         16.10 Creditors. No creditor who makes a non-recourse loan to the Partnership shall have or acquire at any time, as a result of making such loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor.

         16.11 Interpretation. Unless the context in which words are used in this Agreement otherwise indicates that such is the intent, words in the singular shall include the plural and in the masculine shall include the feminine and neuter and vice versa.

         Section 17. Definitions. The defined terms used in this Agreement shall have the meanings specified below:






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                                                                              44




         "Accountants" means Coopers & Lybrand, Boston, Massachusetts, or a successor thereto, or another firm of independent certified public accountants selected by the General Partners.

         "Acquisition Expenses" means expenses (other than Acquisition Fees) incurred by the Partnership relating to selection and acquisition of properties, whether or not acquired, including legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous other expenses.

         "Acquisition Fees" means the total of all fees and commissions paid by any Person to any Person in connection with the selection, purchase, construction or development of any Property by the Partnership, whether designated as a real estate commission, acquisition fee, finder's fee, selection fee, Development Fee, construction fee, non-recurring management fee, consulting fee or any fee of similar nature however designated and however treated for tax or accounting purposes, but not any loan fees ("points"), independent appraisal fees, engineering fees, architectural fees or other Acquisition Expenses incurred in connection with the selection, purchase or initial operation of any Property by the Partnership.

         "Affiliate" means when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under control with the specified Person, (ii) any Person that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity, (iii) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of, or otherwise has a substantial beneficial interest in, the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities or in which the specified Person has a substantial beneficial interest, and (iv) any Immediate Family Member of the specified Person.

         "Agreement" means this Agreement of Limited Partnership, as the same may hereafter be amended from time to time.

         "Assign" means, with respect to a Partnership Interest or part thereof, to offer, sell, assign, transfer, give, or otherwise dispose of, wether voluntarily or involuntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised any of his rights of foreclosure with respect thereto. "Assignment" means any of the aforesaid transactions involving a Partnership Interest or any part thereof.

         "Capital Account" means the capital account of each Partner established and maintained in accordance with Section 5.4 hereof.






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                                                                              45




         "Capital Contribution" means the amount of cash contributed to the Partnership by a Partner, prior to the deduction of any offering expenses or selling commissions.

         "Capital Transaction" means the sale, exchange, refinancing, condemnation, eminent domain taking, casualty or other disposition of a Partnership Property, but not including the Terminating Capital Transaction.

         "Cash Flow" has the meaning given in Section 8.2(a) hereof.

         "Certificate of Limited Partnership" means the certificate of limited partnership filed with the Secretary of State of the Commonwealth of Massachusetts pursuant to this Agreement, as the same may be amended from time to time.

         "Code" means the Internal Revenue Code of 1954, as amended, or corresponding provisions of subsequent laws.

         "Consent" means either the consent given by vote at a meeting called and held in accordance with the provisions of Section 13.1 hereof or the written consent, as the case may be, of a Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

         "Controlling Person" means, with respect to any General Partner or its Affiliates, any of its general partners, chairman, directors, president, secretary, treasurer, or vice presidents, or any Person holding a 5% or more equity interest in the General Partner or such Affiliate or having the power to direct or cause the direction of the General Partner or such Affiliate, whether through the ownership of voting securities, by contract, or otherwise.

         "Counsel to the Partnership" means Messrs. Gaston Snow & Ely Bartlett, Boston, Massachusetts, or another law firm selected by the General Partners.

         "Cumulative Return on Investment" means a return equal to nine percent (9%) per annum (and pro rated based upon time and dollar amount with respect to any portion of a year in which the Invested Capital of the Investor Limited Partners is held by the Partnership for less than the full year commencing as of their respective dates of admission to the Partnership) of the Invested Capital of the class comprised of the Investor Limited Partners. In calculating whether the 9% annual Cumulative Return on Investment payable to the Investor Limited Partners has been satisfied, only distributions by the Partnership of cash will be considered and no credit will be given for tax benefits allocated to the Investor Limited Partners.

         "Development Fee" means a fee for the packaging of a Partnership Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific Property, either initially or at a later date.






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                                                                              46




         "Front-End Fees and Expenses" means fees and expenses paid by any Person for any services rendered during the Partnership's organizational or acquisition phase including, without limitation, organizational and offering expenses, Acquisition Fees, and Acquisition Expenses. In no event shall the Partnership's contingent obligation to pay the Subordinated Financial Consulting Fee out of the Net Cash Proceeds of sales or refinancings of Partnership Properties over the life of the Partnership be treated as part of Front-End Fees and Expenses.

         "General Partner" means any Person designated as a General Partner in Schedule A of this Agreement or who becomes an additional or Substitute General Partner as provided in this Agreement, in such Person's capacity as a General Partner of the Partnership.

         "General Partners" means every Person or Persons who serve(s) as a General Partner, whether there be one or several.

         "Immediate Family Member" means with respect to any person, his spouse, parent, parent-in-law, issue, brother, sister, brother-in-law, sister-in-law, or child-in-law.

         "Interest" means the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement, but excluding any claims which such Partner may have against the Partnership as a creditor.

         "Invested Capital" means, with respect to each class of Partners, the Capital Contributions by such class of Partners less any amounts of cash distributed to such class pursuant to: (i) Clauses First and Third of Section 8.3(a) hereof from a Capital Transaction; and (ii) Clauses First, Third, and Fourth of Section 8.3(b) hereof from the Terminating Capital Transaction. With respect to each Partner in a class of Partners, the respective Invested Capital of such Partner shall be determined by the proportion which such Partner's Invested Capital bears to the total Invested Capital held by such class.

         "Investment in Properties" means the amount of Capital Contributions actually paid for or allocated to the purchase, development, construction, or improvement of Properties acquired by the Partnership, including amounts paid for or allocated to the purchase of Properties, working capital reserves allocable thereto (except that working capital reserves in excess of 5% of the total Capital Contributions shall not be included), and other cash payments such as interest and taxes, but excluding Front-End Fees and Expenses.

         "Investor Limited Partner" means any Person who shall purchase a Unit and be admitted to the Partnership as an Investor Limited Partner, or any Person who becomes a Substitute Investor Limited Partner, in the capacity of such Person as an Investor Limited Partner.






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                                                                              47




         "Involuntary Withdrawal" means, with respect to any General Partner, the Withdrawal of such General Partner from the Partnership pursuant to Section
9.2 hereof.

         "Leverage on the Partnership Properties" means the quotient produced by dividing (i) the aggregate principal amount of the indebtedness encumbering the Partnership Properties on their respective dates of acquisition, by (ii) the aggregate Purchase Price of the Partnership Properties, after excluding from such Purchase Price any Front-End Fees and Expenses included therein. For purposes of such calculation, if the Partnership shall have on the date of acquisition of any Property a written commitment from a lender to provide either initial financing or refinancing of then existing indebtedness for such Property, the principal amount of the indebtedness encumbering such Property shall be adjusted to reflect such financing or refinancing, provided that such transaction shall be closed within one year of the date the Property is acquired by the Partnership.

         "Limited Partner" means any Original Limited Partner or Investor Limited Partner or any Person admitted to the Partnership as a Substitute Limited Partner in such Person's capacity as an Original or Investor Limited Partner of the Partnership.

         "Net Cash Proceeds" of a Capital Transaction or the Terminating Capital Transaction means the cash received by the Partnership as a result of such Transaction, less (i) all debts and liabilities of the Partnership required to be paid as a result of the Transaction (including, among other liabilities, any fees and expenses payable pursuant to Section 6.4 hereof, exclusive of any Subordinated Consulting Fee), and (ii) any reserves for contingent liabilities (including fees then earned but not yet payable pursuant to Section 6.4 hereof, exclusive of any Subordinated Consulting Fee), to the extent deemed reasonable by the General Partners provided that, at the expiration of such period as the General Partners shall deem advisable, the balance of such reserves remaining after payment of such contingencies shall be distributed in the manner provided in this Agreement for Net Cash Proceeds. In the event the Partnership takes back a mortgage note in connection with any Capital Transaction or the Terminating Capital Transaction, all payments subsequently received in cash by the Partnership with respect to such note shall be included in the Net Cash Proceeds of that Transaction, irrespective of the extent to which any portion of such payments shall be treated by the Partnership as principal or interest for tax or accounting purposes.

         "Original Agreement" means the Agreement of Limited Partnership executed and delivered on June 16, 1983 by the General Partners and the Original Limited Partner.

         "Original Limited Partner" means The Krupp Company Limited Partnership-II, a Massachusetts limited partnership, or a Substitute Original Limited Partner admitted to the Partnership in accordance with this Agreement, in its capacity as the Original Limited Partner of the Partnership.

         "Partner" means any General Partner or Limited Partner.







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                                                                              48




         "Partnership" means the limited partnership as formed and as amended in accordance with this Agreement, as said limited partnership may from time to time be constituted.

         "Person" means any individual, partnership, corporation, trust, governmental official, body or agency, or other entity of any type.

         "Profits or Losses for Tax Purposes" means profits or losses as determined by the Partnership for federal income tax purposes, and items of income, gain, loss, deduction, or credit entering into the computation thereof.

         "Property" means any real estate, buildings, improvements, fixtures and related personal property acquired by the Partnership, and any equity interest of the Partnership therein, whether direct or indirect through a nominee, joint venture or otherwise.

         "Purchase Price of a Property" means the price paid upon or in connection with the purchase or improvement of a particular Property, including the amount of Acquisition Fees and Acquisition Expenses and all liens and mortgages on the Property, but excluding points and prepaid interest. For purposes of such calculation, if the Partnership shall have on the date of acquisition of any Property a written commitment from any holder of a mortgage then encumbering such Property to permit the prepayment or refinancing of such mortgage, the Purchase Price of such Property shall be adjusted to reflect any net increase or decrease in the principal amount of the mortgage indebtedness encumbering such Property, provided that all transactions involved in such prepayment or refinancing are closed within one year of the date of acquisition.

         "Sales Agent Agreement" means the Sales Agent Agreement between the Partnership and Smith Barney entered into pursuant to Section 6.1(b)(4)(iii) hereof.

         "Schedule A" means Schedule A to this Agreement as amended from time to time.

         "Smith Barney" means Smith Barney, Harris Upham & Co. Incorporated, a New York corporation, and any successor thereto by statutory merger or other reorganization.

         "Subordinated Financial Consulting Fee" means the subordinated financial consulting fee payable by the Partnership to Smith Barney pursuant to the Sales Agent Agreement over the life of the Partnership out of the Net Cash Proceeds of sales and refinancings of Partnership Properties.

         "Substitute General Partner" means the assignee of a General Partnership Interest who is admitted to the Partnership as a General Partner pursuant to Section 9.5 or Section 13.2 of this Agreement.







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                                                                              49




         "Substitute Limited Partner" means the assignee of a Limited Partnership Interest who is admitted to the Partnership as a Limited Partner pursuant to Section 10.3 of this Agreement.

         "Terminating Capital Transaction" means the sale, exchange, condemnation, eminent domain taking, casualty or other disposition of all or substantially all of the assets of the Partnership which results in the termination of the Partnership pursuant to Section 11 of this Agreement. The Terminating Capital Transaction shall also include the receipt and collection of notes, if any, and payments thereon or any other consideration received or to be received by the Partnership upon a sale or other disposition of all or substantially all of the assets of the Partnership and all activities reasonably related thereto. Such activities are deemed to be included in the winding up of Partnership affairs, and all allocations and distributions therefrom shall be governed by Sections 8.1(c) and (e) and 8.3(b) hereof.

         "Unit" means the Investor Limited Partnership Interest of an Investor Limited Partner representing an initial Capital Contribution of One Thousand Dollars ($1,000).

         "Voluntary Withdrawal" means, with respect to a General Partner, the voluntary retirement or withdrawal of a General Partner from the Partnership, or the voluntary sale, assignment, encumbrance or other disposition of all of his General Partnership Interest pursuant to Section 9.1 hereof.

         "Withdrawal" means, with respect to a General Partner, the Voluntary or Involuntary Withdrawal of such General Partner.








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                                                                              50




         "Withdrawn General Partner" means a General Partner whose Withdrawal in accordance with the provisions of this Agreement is effective.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amended Agreement of Limited Partnership as of the date first specified above.

GENERAL PARTNERS                                     ORIGINAL LIMITED PARTNER

THE KRUPP CORPORATION                                THE KRUPP COMPANY LIMITED
                                                        PARTNERSHIP-II


By: s/Douglas Krupp                                  By: s/George Krupp
    -----------------------                              -----------------------
      Douglas Krupp, Co-Chairman of the                    George Krupp, a
      Board of Directors                                   General Partner


THE KRUPP COMPANY LIMITED
   PARTNERSHIP-II


By: s/George Krupp
    -----------------------
      George Krupp, a
      General Partner






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                                                                              51




                                                                      SCHEDULE A


                          NAMES, BUSINESS ADDRESSES AND
                        CAPITAL CONTRIBUTIONS OF PARTNERS


                                                                       Capital
                                                                    Contribution
         Name and Business Address                                      Made

I.       General Partners

         The Krupp Corporation                                           $    25
         One Liberty Square
         Boston, Massachusetts 02109

         The Krupp Company Limited Partnership-II                            975
         One Liberty Square
         Boston, Massachusetts 02109
                                                                         -------

                                                                Total    $ 1,000


II.      Original Limited Partner

         The Krupp Company Limited Partnership-II                        $ 4,000
         One Liberty Square
         Boston, Massachusetts 02109


III.     Investor Limited Partners

         [To be determined]                                   [To be determined]